EXPLORATION EARN-IN AGREEMENT

THIS EXPLORATION EARN-IN AGREEMENT (the “Agreement”) is made and entered into as of March 29, 2010 (the “Effective Date”), by and between AuEx, Inc. (“AuEx”), a Nevada corporation, whose address is 940 Matley Lane, Suite 17, Reno, Nevada 89502, and Liberty Silver Corp. (LBSV), a Nevada corporation, whose address for purposes hereof is 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89161.

RECITALS

A.

AuEx is the holder of a Lease and Sublease Agreement from Newmont Mining Corp. (the “Newmont Lease”), covering the Trinity Silver Project (“TSP”) located in Pershing County, Nevada, a copy of which is attached herewith as “Exhibit A-1”. The lands controlled by AuEx forming the TSP are more particularly described on Exhibit “A-2” attached to this Agreement.

B.

AuEx desires to grant to LBSV and LBSV desires to acquire the exclusive right to explore, evaluate and develop the TSP, and to earn a 70% undivided interest in the TSP, and all easements, rights-of-way, water rights and other appurtenances associated therewith  (collectively, the “Property”), pursuant to the terms and conditions of this Agreement and the Newmont Lease.

AGREEMENT

NOW, THEREFORE, for and in consideration of the Initial Payment (as defined in paragraph A. 1(a)), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, and the mutual promises, covenants and conditions herein contained and recited, AuEx and LB SV agree as follows:

A.

GRANT OF EARN-IN RIGHTS

1.

AuEx hereby grants to LBSV the exclusive right and option to acquire a 70% undivided interest in the Property for the following consideration:

(a)

LBSV agrees to pay to AuEx the amount of US$25,000 upon execution of this Agreement (the “Initial Payment”)

(b)

In addition, in order to vest its 70% interest in the Property, LBSV is required to produce a Bankable Feasibility Study by the seventh anniversary of the Effective Date and to expend a minimum of US$5,000,000 (the “Aggregate Work Obligation”) in Exploration and Development Expenses (as defined in Exhibit B) including claim maintenance fees and related filing and recording expenses incurred by LBSV with respect to the TSP, (but excluding charges for administration costs) as follows:

1st agreement year US$500,000 (including the payment to AuEx)

2nd agreement year US$1,000,000

3rd agreement year US$1,000,000

4th agreement year US$1,000,000

5th agreement year US$1,000,000

6th agreement year US$500,000

Any excess expenditure in any year shall be carried forward and applied to subsequent years’ expenditure requirements, and the expenditures may be accelerated by LBSV in its sole discretion. LBSV shall provide AuEx with a report of its Exploration and Development Expenses incurred on or for the benefit of the Property, not later than 60 days after the end of each Agreement year. If LSV elects not to meet the minimum work obligation during any Agreement year but desires to keep this Agreement in fill force and effect, or if for any reason it is subsequently determined that the minimum work obligation was not completed during any Agreement year, then, in order to keep the Option in good standing LBSV shall pay the amount of any agreed-upon deficiency to AuEx, within 30 days after the parties reach agreement as to the amount of the deficiency, or as the parties may otherwise agree.

(c)

If LBSV elects to terminate its interest in the Option without vesting an interest by completing a Bankable Feasibility Study by the seventh anniversary of the Effective Date, but has expended a minimum of US$3 million (including all claims and claims maintenance fees), it shall be entitled to a 4% net smelter returns royalty (“NSR”) capped at twice its expenditure (excluding overhead) on the Property. For the purposes of this paragraph the definition of NSR is referred to on Exhibit D attached hereto.

(d)

LBSV shall be the operator and shall have fill control over the content of work programs and annual expenditure amounts during the earn-in period. LBSV’s rights shall also include all other rights necessary or incident to or for the performance of its activities under this Agreement, including, but not limited to, the authority to apply for all necessary permits, licenses and other approvals from the United States of America, the State of Nevada or any other governmental or other entity having regulatory authority over any part of the Property. Notwithstanding any other provision of this Agreement to the contrary, the timing, manner, nature and extent of any exploration, development, or any other activities or operations on the TSP under this Agreement shall be in the sole discretion of LBSV, and there shall be no express or implied covenant under this Agreement to begin or continue any such operations or activities (LBSV’s agreement to make the payments to AuEx and to maintain the Claims being acknowledged by AuEx as sufficient consideration for all of the rights granted to LBSV under this Agreement).

B.

TRANSFER OF INTEREST

I.

Upon LBSV having made the payments to AuEx in accordance with paragraph A.l (a) and having timely completed the Bankable Feasibility Study, LBSV shall provide AuEx with written notice of such completion together with a copy of the Bankable Feasibility Study. AuEx shall review the document and notify LBSV within 30 days that they

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have vested a 70% undivided interest in the Property without any further action being required of it. AuEx shall deliver to LBSV a special warranty deed (in form and substance reasonably acceptable to LMC) conveying to LBSV a 70% undivided interest in the Property, free and clear of all liens, claims and encumbrances arising by, through or under AuEx other than the residual rights held by Newmont. At the same lime as the special warranty deed is delivered, the parties shall execute and deliver the joint venture agreement referred to in Section B.2.

2.

Upon LBSV having acquired a 70% undivided interest in the Property, LBSV and AuEx shall enter into a formal joint venture agreement, generally in accordance with the Rocky Mountain Mineral Law Foundation Exploration, Development and Mine Operating Agreement (Model Form 5A), or as the parties otherwise agree, and including the concepts set forth in Section E below, LBSV will be operator of the joint venture. The parties agree to begin good faith negotiations of the joint venture agreement at any time during the period during which LBSV has the right to exercise the Option (the “Earn-In Period”) when requested by LBSV.

C.

REPRESENTATIONS, WARRANTIES AND COVENANTS

1.

AuEx represents and warrants to LSV that:

(a)

The TSP is accurately described in Exhibit “A-1” and “A-2 attached hereto, AuEx is the lessee thereof and is in exclusive possession thereof; and the Property is free and clear of all liens, claims, and encumbrances,

(b)

As to each of the Claims, subject to the paramount tile of the United States of America: (i) the Claims were properly located and monumented, free and clear of any conflicting claims of which AuEx is aware, (ii) location notices and certificates and required maps were properly posted, recorded and filed for each of the Claims; (iii) all filings and recordings required to maintain the Claims in good standing through the Effective Date of this Agreement, including evidence of timely payment of required claim maintenance fees, have been timely and properly made in the appropriate governmental offices; and (iv) all required annual claim maintenance fees, BLM fees and other payments necessary to maintain the Claims through the assessment year ending September 1, 2010, have been timely and properly made.

(c)

All operations and activities conducted by or on behalf of AuEx on the Claims have been conducted in compliance with applicable federal, state and local laws, rules and regulations, including without limitation Environmental Laws.

(d)

AuEx is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is qualified to do business and in good standing under the laws of the State of Nevada. AuEx has the requisite corporate power and capacity to carry on business as presently conducted, to enter into this Agreement, and to perform all of its obligations hereunder.

(e)

There are no outstanding agreements, leases or options (whether oral or written) which contemplate the acquisition of the Claims or any interest therein by any other person or entity.

(f)

AuEx is the sole lessee of a 100% interest in the TSP.

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(g)

The entering into of this Agreement and the performance by AuEx of its obligations hereunder will not violate or conflict with any applicable law or any order, decree or notice of any court or other governmental agency, nor conflict with, or result in a breach of; or accelerate the performance required by any contract or other commitment to which AuEx is a party or by which it is bound.

(h)

All requisite corporate action on the part of AuEx, and on the part of its officers, directors, and shareholders, necessary for the execution, delivery, and performance by it of this Agreement and all other agreements contemplated hereby, have been taken. This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by it (assuming valid execution and delivery by the other party), will be, legal, valid, and binding obligations of it enforceable against it in accordance with their respective terms. Notwithstanding the foregoing, no representation is made as to the availability of equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

(i)

To the best of its knowledge, information and belief; there are no adverse environmental conditions at the Property that could result in a violation of or liability under any federal, state or local laws, rules or regulations concerning protection of the environment or human health and safety (“Environmental Laws”). In conducting activities on the Property, AuEx has complied with all applicable Environmental Laws as they relate to the Property and there have been no breaches of or liabilities caused or permitted to arise by AuEx under any Environmental Laws. AuEx has not received notification from any person, including without limitation, any governmental authority, of any potential breach or alleged breach of any applicable Enviromnental Laws relating to the Property or of any inspection or possible inspection or investigation by any governmental authority under any applicable Environmental Laws relating to the Property. AuEx has not received any notification of and has no knowledge of the presence of any contaminants (including hazardous substances or materials, dangerous goods, chemicals or toxic wastes) in the soil or water in, on or under the Property and AuEx has not been the subject of any claims or incurred any expenses in respect of the presence of any contaminants in the soil or water in, on or under the Property.

(j)

To the best of knowledge of AuEx, there is no circumstance that would prevent any and all governmental licenses and permits required to carry out exploration, development, mining, processing and reclamation operations on the Property from being obtained, as and when necessary.

(k)

AuEx has obtained all consents required under any agreements to which it is a party and all required consents and approvals from governmental agencies and any stock exchange, as necessary for it to execute, deliver and perform its obligations under this Agreement.

(l)

There are no actions, suits or proceedings pending or, to the knowledge of AuEx, threatened against or affecting the Property, including any actions, suits, or proceedings being prosecuted by any federal, state or local department, commission, board,

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bureau, agency, or instrumentality. To the knowledge of AuEx, it is not subject to any order, writ, injunction, judgment or decree of any court or any federal, state or local department, commission, board, bureau, agency, or instrumentality which relates to the Property.

(m)

AuEx will assist LBSV in making applications for required exploration permits or other required approvals from regulatory authorities required in order to conduct exploration on the Property.

2.

LBSV represents and warrants to AuEx that:

(a)

LBSV is duly incorporated under the laws of Nevada and is in good standing. LBSV has the requisite corporate power and capacity to carry on business as presently conducted, to enter into this Agreement, and to perform all of its obligations hereunder.

(b)

The entering into of this Agreement and the performance by LBSV of its obligations hereunder will not violate or conflict with any applicable law or any order, decree or notice of any court or other governmental agency, nor conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which LBSV is a party or by which it is bound.

(c)

All requisite corporate action on the part of LBSV, and on the part of its officers, directors and shareholders, necessary for the execution, delivery and performance by it of this Agreement and all other agreements contemplated hereby, have been taken. This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by it (assuming valid execution and delivery by the other party), will be legal, valid and binding obligations of its enforceable against it in accordance with their respective terms. Notwithstanding the foregoing, no representation is made as to the availability of equitable remedies for the enforcement of this Agreement. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

(d)

LBSV has obtained all consents required under any agreement to which it is a party and all required consents and approvals from governmental agencies and any stock exchange, as necessary for it to execute, deliver and perform its obligations under this Agreement.

(e)

In the event that LBSV requests that AuEx assist in specified exploration and development activities to be conducted on or for the benefit of the Property, the provisions contained in Exhibit C shall apply.

D.

TERMINATION OF AGREEMENT

1.

LBSV may in its sole discretion terminate this Agreement at any time by giving not less than 30 days prior written notice to that effect to AuEx. Upon expiry of the 30 day notice period, or if the Agreement is terminated pursuant to any other provision of this Agreement, the Agreement will be of no further force and effect. Upon such termination, LSV shall have no further obligation to incur Exploration and Development Expenses on or for the benefit of the Property and shall have no further obligations or liabilities to AuEx under this

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Agreement or with respect to the Property (including without limitation liability for lost profits or consequential damages as a result of an election by LBSV to terminate this Agreement), other than (a) as set forth in the remainder of this paragraph, and (b) to reclaim (in accordance with applicable law) any disturbances of the Property made by LBSV. AuEx hereby agrees to grant LBSV such access to the Property as is reasonably necessary to complete any required reclamation. At any time LBSV may, at its option, terminate its interest in some but less than all of the Claims by written notice to AuEx, provided that if such notice (or notice of termination of this Agreement in its entirety) is received by AnEx after June 30th of any year, LBSV shall remain obligated to pay the claim maintenance fees (and make all filings and recordings required in connection therewith) for those Claims to which such termination applies for the upcoming assessment year. To the extent LBSV terminates its interest in some but less than all of the Claims, this Agreement shall remain in full force and effect with respect to the remaining Claims.

2.

In the event LBSV is in default in the observance or performance of any of LBSV’s covenants, agreements or obligations under this Agreement, AuEx may give written notice of such alleged default specifying the details of same. LBSV shall have 30 days following receipt of said notice (or, in the event LBSV in good faith disputes the existence of such a default, 30 days after a final, non-appealable order of a court of competent jurisdiction finding that such a default exists) within which to remedy any such default described therein, or to diligently commence action in good faith to remedy such default. If LBSV does not cure or diligently commence to cure such default by the end of the applicable 30-day period, then AuEx shall have the right to terminate this Agreement by providing 30 days advance written notice to LBSV. In the event of such termination, the provisions of Section D.l shall apply with respect to the parties’ ongoing obligations and liabilities.

E

PARTICIPATION AT THE JOINT VENTURE STAGE

1.

During the Earn-In Period LBSV will fund all Exploration and Development Expenses on the Property and will be the operator.

2.

At such time as LBSV earns a 70% undivided interest in the Property, the parties will thereafter participate in expenditures on the Property in accordance with their respective interests therein, or have their interest diluted in accordance with a straight-line dilution formula, as set forth in the joint venture agreement.

3.

If through dilution the interest of a party is reduced to less than 10%, then that party’s participating interest shall automatically be converted to a 3% NSR interest. Should third party claims be acquired with royalties within the Area of Interest, the 3% royalty described above would be reduced by the amount of such royalty but not below 1%. This reduction does not apply to the royalty described in section A (c) above.

4.

Capitalized terms used in this Section E but not defined herein shall have the meaning ascribed to them in Model Form 5A.

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F.

RIGHTS DURING EARN-IN PERIOD

1.

During the Earn-In Period, LBSV and its employees, agents and independent contractors shall have the exclusive right to enter upon the Property and to conduct such prospecting, exploration, development or other mining work thereon and thereunder as they desire consistent with the Newmont Lease and as is permitted by federal and Nevada laws. LBSV’s activities on the Property may include any activities for which the costs would qualify as Exploration and Development Expenses, as well as the removal of mineral samples for the purpose of, and in amounts appropriate for, testing such mineral samples, including bulk sampling, and in addition LBSV shall have the right to bring upon and erect upon the Property such buildings, plants, machinery and equipment as LBSV may deem necessary or desirable to carry out such activities.

2.

LBSV in its sole discretion will decide any matter concerning the conduct of its prospecting, exploration, development or other mining activities on the Property.

3.

In the conduct of its exploration, development and other activities on the Property, LBSV shall be responsible for compliance with applicable laws and regulations, including laws and regulations related to exploration, development, mining and reclamation.

4.

LBSV, so long as it has not terminated this Agreement in whole or in part, shall be responsible for timely payment of required claim maintenance fees, property taxes, and any other payments required to maintain the Property. LBSV shall also be responsible for timely filing and recording of all documents required to evidence the payment of required claim maintenance fees. As long as it complies with the obligations set forth in this Section F.4, LBSV shall have no liability whatsoever to AuEx as a result of a loss of any of the Claims due to a challenge by any third party or the U.S. government. (how much are annual property taxes?)

5.

Subject to AuEx’s prior written approval (which shall not be unreasonably withheld), LBSV shall have the full, exclusive right, but not the obligation, to abandon (including abandonment and relocation as millsites), relocate, amend, defend contests or adverse actions or suits and negotiate settlement thereof with respect to any and all of the Claims, and AuEx shall cooperate with LBSV and shall execute any and all documents necessary or desirable in the opinion of LBSV to further such amendments, relocations, contests, adverse actions or suits, or settlement of such contests or adverse actions or suits. LBSV shall not be liable to AuEx for the loss of any of the Claims as a result of such abandonments, amendments, relocations, contests or adverse actions or suits, so long as the same are undertaken in good faith.

6.

All exploration and related data generated by either party must be provided to both parties in as close to near real time as reasonable. This includes having AuEx on the email list for copies of preliminary and final assay results, draft and final reports and other time sensitive material. In addition, AuEx may request copies of any other data or information pertaining to the TSP at any time arid this must be provided by LBSV within a reasonable time frame.

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G.

FORCE MAJEURE

If LBSV should be delayed in or prevented from performing any of the terms, covenants or conditions of this Agreement by reason of a cause beyond the control of LSV, whether or not foreseeable, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts, wars, acts of God, native title claims, inability to obtain required governmental permits or approvals in a timely manner, government regulation or interference (but excluding a lack of funds), then any such failure on the part of LBSV to so perform shall not be deemed to be a breach of this Agreement and the time within which LBSV is obliged to comply with any terms, covenants or conditions of this Agreement shall be extended by the period of all such delays. LBSV shall give notice in writing to AuEx forthwith and for each new cause of delay or prevention shall set out in such notice particulars of the cause, and the date on which the same arose, and shall take all reasonable steps to remove the cause of such delay or prevention, and shall also give notice immediately following the date that such cause ceases to exist.

H.

AREA OF INTEREST

1.

My interest or rights to acquire (a) any interest in mining claims or in other real property interests within the area described in Exhibit “A-2” (the Area of Interest”) or (b) contiguous claims that may extend beyond the Area of Interest, acquired during the Earn-In Period by or on behalf of either party or any affiliate or subsidiary of either party shall become subject to the terms and provisions of this Agreement in accordance with the provisions of Section H.2.

2.

Within 30 days after the acquisition of such additional property, all or any portion of which lies within the Area of Interest (or constitutes contiguous claims that may extend beyond the Area of Interest), the acquiring party shall notify the other party of such acquisition. Such notice shall describe in detail the acquisition, the lands, the nature of the interest therein, the mining claims or other real property interest covered thereby, and the acquisition cost. In addition to such notice, the acquiring party shall make any and all information concerning the additional property available to the other party. The other party shall then have 30 days after receipt of such notice and information to elect in its sole discretion to include such additional interest in the Property.

3.

All costs incurred by LBSV for acquiring additional property that becomes subject to this Agreement shall accrue toward the LBSV Aggregate Work Obligation. Should AuEx be the acquiring party and LBSV elect to accept the additional property into the Property, LBSV shall reimburse AuEx for its acquisition costs, and the amount of such reimbursement shall accrue toward the Aggregate Work Obligation.

4.

II a party elects not to include such an additional interest as part of the Property, then with respect to that additional interest, either party shall be free to take actions with respect to and dispose of such interest without any obligation to the other party.

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5.

All real property interest and any new claims accepted to the Property must be acquired in the name of AuEx, Inc. until such time as LBSV has vested its 70% interest in the TSP.

I.

ASSIGNMENT

1.

This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. LBSV may, upon the prior written approval of AuEx, which approval shall not be unreasonably withheld, assign this Agreement to other parties that are not affiliated with LBSV at any time, provided that the assignee agrees in writing to assume all LSV’s obligations under this Agreement. Upon such assignment, or an assignment to an affiliate (as described below), LBSV shall have no further obligations or liabilities under this Agreement. At any time, and without the consent of AuEx, LBSV may assign this Agreement (a) to one or more of its affiliates upon the affiliate assuming all of LBSV’s obligations under this Agreement (affiliate meaning any entity which directly or indirectly controls or is controlled by, or under common control with, LBSV); (b) in connection with a pledge by LBSV for financing purposes, (e) in connection with a corporate merger or reorganization involving LBSV, or (d) in connection with a sale of all or substantially all of LBSV’s assets. Upon LBSV’s prior written approval, which approval shall not be unreasonably withheld, AuEx may assign its interest in the Property and this Agreement to a third party, provided that any such third party must agree in writing to be bound by all of the terms and conditions of this Agreement,

2.

If at any time during the En-In Period (a) either party decides to sell or otherwise convey any interest in the Property or this Agreement, or (b) either party’s owner decides to sell a controlling interest in the ownership of that party, the other party shall have the right of first refusal to acquire that party’s interest in the Property and this Agreement, on the same terms and conditions as the conveying party (or its owner) would be willing to accept from (or as have been proposed by) a third party. If either party desires to sell or otherwise convey any interest in the Property or this Agreement, the conveying party shall provide a notice to the other party with the proposed terms and conditions it would accept for such interest (and if that desire is based on an offer from a third party, a copy of the proposed contract or terms). If either party’s owner is considering selling a controlling interest in that party, such notice shall describe the monetary consideration ascribed to that party’s interest in the Property and this Agreement or that the owner would be willing to accept for that interest prior to such a sale. If the consideration for the proposed transaction is partially or completely non-monetary, the conveying pasty (or its owner) shall also supply information as the monetary equivalent of such consideration. The other party shall then have 90 days to decide whether to exercise its right of first refusal. If the other party exercises its right of first refusal, the parties shall promptly proceed to consummate the proposed transaction, for the consideration (or its monetary equivalent) and on the terms and conditions set forth in the notice from the conveying party (or its owner). If the other party elects not to exercise its right of the first refusal, the conveying party (or its owner) shall then have a period of 90 days to consummate the conveyance of its interest in the Property or this Agreement (or a controlling interest in the ownership of that party) to a third party, on the same terms and

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conditions as had been offered to the other party. If that conveyance to a third party is not completed during the 90-day period, the other party’s right of first refusal shall be reinstated.

J.

INDEMNIFICATION

1.

LBSV agrees to indemnify, defend and hold harmless AuEx (and its officers, directors, successors and assigns) from and against any and all debts, liens, claims, causes of action, administrative orders and notices, costs (including, without limitation, response and/or remedial costs), personal injuries, losses, damages, liabilities, demands, interest, fines, penalties and expenses, including reasonable attorney’s fees and expenses, consultant’s fees and expenses, court costs and all other out-of-pocket expenses, suffered or incurred by AuEx and its successors as a result of: (a) any breach by LBSV of any of its representations, warranties and covenants set forth in this Agreement, or (b) any operations or activities engaged in by LBSV on the Property, including without limitation any matter, condition or state of fact involving Environmental Laws or hazardous materials which may arise after the Effective Date of this Agreement and that is caused by LBSV.

2.

AuEx agrees to indemnify, defend and hold harmless LBSV (and its officers, directors, successors and assigns) from and against any and all debts, liens, claims, causes of action, administrative orders and notices, costs (including, without limitation, response and/or remedial costs), personal injuries, losses, damages, liabilities, demands, interest, fines, penalties and expenses, including reasonable attorney’s fees and expenses, consultant’s fees and expenses, court costs and all other out-of-pocket expenses, suffered or incurred by LBSV and its successors as a result of: (a) any breach by AuEx of any of its representations, warranties and covenants set forth in this Agreement, or (b) any operations or activities engaged in by AuEx on the Property, including without limitation any matter, condition or state of fact involving Environmental Laws or hazardous materials which may exist prior to the Effective Date of this Agreement or which may arise after the Effective Date of this Agreement and that is caused by AuEx.

3.

The parties hereto, within 5 days after the service of process upon either of them in a lawsuit, including any notices of any court action or administrative action (or any other type of action or proceeding), or promptly after either of them, to its respective knowledge, shall become subject to, or possess actual knowledge of, any damage, liability, loss, cost, expense, or claim to which the indemnification provisions of this Section J relate, shall give written notice to the other party setting forth the fact relating to the claim, damage, or loss, if available, and the estimated amount of the same. “Promptly” for purposes of this paragraph shall mean giving notice within 5 days. Failure to receive prompt notification shall not relieve either party of its indemnification obligations hereunder unless such party is materially prejudiced thereby. Upon receipt of such notice relating to a lawsuit, the indemnifying party shall be entitled to (i) participate at its own expense in the defense or investigation of any claim or lawsuit or (ii) assume the defense thereof, in which event the indemnifying party shall not be liable to the indemnified party for legal or attorney fees thereafter incurred by such indemnified party in defense of such action or claim; provided, that if the indemnified party may have any unindemnified liability out of such claim, such party shall have the right to approve the counsel selected by the indemnifying party, which approval shall not be withheld unreasonably. If the indemnifying party assumes the defense of any claim or lawsuit, all costs of defense of such claim or lawsuit shall thereafter be borne by such party and such party shall have the authority to compromise and settle such claim or lawsuit, or to appeal any adverse judgment or ruling with the cost of such appeal to be paid by such party; provided, however, if the indemnified party may have any unindemnified liability arising out of such claim or lawsuit the indemnifying party shall have the authority to compromise and settle each such claim or lawsuit only

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with the written consent of the indemnified party, which shall not be withheld unreasonably. The indemnified party may continue to participate in any litigation at its expense after the indemnifying party assumes the defense of such action. In the event the indemnifying party does not elect to assume the defense of a claim or lawsuit, the indemnified party shall have authority to compromise and settle such claim or lawsuit only with the written consent of the indemnifying party, which consent shall not be unreasonably withheld, or to appeal any adverse judgment or ruling, with all costs, fees, and expenses indemnifiable under this Section J hereof to be paid by the indemnifying party. Upon the indemnified party’s furnishing to the indemnifying party an estimate of any loss, damage, liability, or expense to which the indemnification provisions of this Section J relate, the indemnifying party shall pay to the indemnified party the amount of such estimate within 10 days after receipt of such estimate.

K.

CONFIDENTIALITY

1.

All data and information coming into possession of AuEx or LBSV by virtue of this Agreement with respect to the business or operations of the other party, or the Property generally, shall be kept confidential and shall not be disclosed to any person not a party hereto without the prior written consent of the other party, except:

(a)

as required by law, rule, regulation or policy of any stock exchange or securities commission having jurisdiction over a party;

(b)

as may be required by a party in the prosecution or defense of a lawsuit or other legal or administrative proceedings;

(c)

as required by a financial institution in connection with a request for financing relating to development or mining activities; or

(d)

as may be required in connection with a proposed conveyance to a third party of an interest in the Property or this Agreement, provided such third party agrees in writing in a manner enforceable by the other party to abide by all of the provisions of this Section K with respect to such data and information.

2.

To the extent either party intends to disclose data or information via press release or other similar format as described in Section K. 1(a), the disclosing party shall provide the other party with not less than five business days notice of the text of the proposed disclosure, and the other party shall have the right to comment on the same.

L.

ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties relating to the Property.

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M.

DISPUTE RESOLUTION

The parties hereby agree that any dispute arising under this Agreement shall be subject to the informal dispute resolution procedure set forth in this Section M. For purposes of this Section M, the party asserting the existence of a dispute as to the interpretation of any provision of this Agreement or the performance by the other party of any of its obligations hereunder shall notify the other party of the nature of the asserted dispute. Within seven business days after receipt of such notice, the President of LBBSV and the President of AnEx shall arrange for a personal or telephone conference in which they use good faith efforts to resolve such dispute. If those individuals are unable to resolve the dispute, they shall each prepare and, within seven business days after their conference, circulate to the President of LBSV and the President of AuEx a memorandum outlining in reasonable detail the nature of the dispute. Within five business days after receipt of the memoranda, the individuals to whom the memoranda were addressed shall arrange for a personal or telephone conference in which they attempt to resolve such dispute. If those individuals are unable to resolve the dispute, either party may proceed with any legal remedy available to it; provided, however, that the parties agree that any statement made as to the subject matter of the dispute in any of the conferences referred to in this Section M shall not be used in any legal proceeding against the party that made such statement. Notwithstanding the foregoing, if LBSV has earned its undivided 70% interest in the Property in accordance with the provisions of Section B.l, and AuEx refuses to execute and deliver the deed referred to therein, the parties agree that LBSV may seek an order from a court requiring specific performance of that obligation, as an appropriate and necessary remedy under such circumstances, in addition to any other legal or equitable remedies that may be available.

N.

JOINT VENTURE OPERATION

1.

LBSV shall be the operator upon submission and acceptance of the Bankable Feasibility Study. The position of operator will thereafter be fulfilled by that party which has the greater interest in the Property unless that party agrees that the other party may act as operator. The operator shall be subject to possible replacement should he be negligent in his responsibilities, act fraudulently or not conduct the obligations of operator in a manner satisfactory to all parties.

2.

Annual programs and budgets will be reviewed and approved by a management committee comprised of members from LBSV and AuEx voting in proportion to their ownership interest. A unanimous approval shall be required if an annual budget is proposed to be modified by more than 25% or if a proposed annual budget exceeds a previous year annual budget by more than 50%.

3.

The Operator will be entitled to a 5% overhead fee for exploration and development related activities and a 3% overhead fee for mine construction and mine operations. The overhead fee will not apply to land lease payments or holding costs or to certain large invoice items as is customary and as the parties shall agree.

12

4.

The management committee will be formed generally in accordance with the provisions of Model Form 5A with committee members of each party holding collectively votes in proportion to the interests held by the party they represent.

5.

The decision to commence production shall be made by a unanimous approval of the management committee. If the minority party does not vote to commence production, the majority party may elect to move forward by providing the minority partners share of capital on the basis of a loan as defined in 7 below.

6.

All exploration and related data generated by either party must be provided to both parties in as close to near real time as reasonable. This includes having AuEx on the email list for copies of preliminary and final assay results, draft and final reports and other time sensitive material. In addition, AuEx may request copies of any other data or information pertaining to the TSP at any time and this must be provided by LBSV within a reasonable time frame.

7.

Project financing will be conducted by the operator on a 100% basis as one unified financing for the project. Both partners will seek to work in unison for one financing solution and each party will have consistent terms. Each party shall provide its proportionate shall of initial capital and the majority partner agrees to extend a loan to the minority partner for its share of capital should it so request. Said loan plus interest at Libor plus 4% would be paid back to the majority owner from 90% of the minority partner’s cash flow after deducting operating costs and project debt payment.

O.

GENERAL

1.

Notice to LBSV or to AuEx shall be sufficiently given if delivered personally, or if sent by prepaid mail or reputable overnight courier, or if transmitted by facsimile to such party:

(a)

in the case of a notice to LBSV at:

Liberty Silver Corp.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89161

Attention: Terry Fields, President or John Pubs, Director

Terry Fields, Phone: 310 600 8757

John Pubs, Fax: FAX: 424-247-9519

(b)

in the case of a notice to AuEx at:

AuEx, Inc.

940 Matley Lane, Suite 17

Reno, NV 89502

Attention: Ronald L. Parratt/Richard L. Bedell, Jr.

13

FAX:

775-337-1542

or at such other address or addresses as the party to whom such notice or other writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice or other writing delivered to the party to whom it is addressed as set forth above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day in the city where the notice is delivered, then such notice or other writing shall be deemed to have been given and received on the next following business day. Any notice or other writing submitted by facsimile or other form of recorded communication shall be deemed to have been given and received on the first business day after its transmission.

2.

Each of LBSV and AuEx shall, with reasonable diligence, do all such things and provide all such reasonable assurances and assistance as may be required to consummate the transactions contemplated by this Agreement and each party shall provide such further documents or instruments required by the other party as may reasonably be necessary or desirable in order to give effect to the terms and conditions of this Agreement and carry out its provisions at, before or after the Effective Date.

3.

This Agreement may be executed by each of LBSV and AuEx in counterparts and by facsimile, each of which when so executed and delivered shall be an original, but both such counterparts, whether executed and delivered in the original or by facsimile, shall together constitute one and the same agreement. The parties agree to execute and deliver a short form of this Agreement to be prepared by LBSV, which the parties agree LBSV may record in the official records of Pershing County.

4.

All dollar references in this Agreement are to the United States dollars.

5.

This Agreement, including all documents annexed hereto and other agreements, documents and other instruments delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of Nevada (other than its rules as to conflicts of law) and the laws of the United States as applicable.

6.

The parties agree that this Agreement shall be construed to benefit the parties hereto and their respective permitted successors and assigns only, and shall not be construed to create any third party beneficiary rights in any other party or in any governmental organization or agency, except as specifically set forth in Section 10.

7.

In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement contemplated hereby.

8.

No implied term, covenant, condition or provision of any kind whatsoever except for good faith and fair dealing shall affect any of the parties’ respective rights and obligations hereunder, including, without limitation, rights and obligations with respect to

14

exploration, development, mining, processing and marketing of minerals, and the only terms, covenants, conditions or provisions which shall in any way affect any of their respective rights and obligations shall be those expressly set forth in this Agreement.

9.

This Agreement may not be amended or modified, nor may any obligation hereunder be waived, except by writing duly executed on behalf of all Parties, and unless otherwise specifically provided in such writing, any amendment, modification, or waiver shall be effective only in the specific instance and for the purpose it is given.

10.

This Agreement is, and the rights and obligations of the parties are, strictly limited to the matters set forth herein. Subject to the provisions of Section H, each of the parties shall have the free and unrestricted right to independently engage in and receive the lull benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein. The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or operation of either party, whether adjacent to, nearby, or removed from the Property, arid neither party shall have any obligation to the other with respect to any opportunity to acquire any interest in any property outside the Property at any time, or within the Property after termination of this Agreement, regardless of whether the incentive or opportunity of a party to acquire any such property interest may be based, in whole or in part, upon information learned during the course of operations or activities hereunder.

IN WITNESS WHEREOF, the parties have executed this Exploration and Development Agreement effective as of the date first set forth above.

AuEx, Inc.,
a Nevada corporation

By:	/s/Ronald Parratt
Name:	Ronald L. Parratt
Title:	President and CEO

Liberty Silver Corp.
a Nevada corporation

By:	/s/Terry R. Fields
Name:	Terry R. Fields
Title:	President

15

MINERALS LEASE AND SUBLEASE

THIS MINERALS LEASE, SUBLEASE AND AGREEMENT (“Agreement”) is dated and effective as of the 29th day of July, 2005 (“Effective Date”), by and between NEWMONT USA LIMITED, a Delaware corporation, doing business as NEWMONT MINING CORPORATION (“Newmont”), and AUEX, INC., a Nevada corporation (“AuEx”).

RECITALS

A.

Newmont owns those unpatented mining claims described in Part 1 of Exhibit A attached hereto (“Mining Claims”). Newmont leases certain lands described in Part 2 of Exhibit A attached hereto (“Leased Lands”). Newmont owns in fee those lands (including minerals) described in Part 3 of Exhibit A attached hereto (“Owned Lands”). The Mining Claims, Leased Lands and Owned Lands are collectively referred to herein as the “Newmont Property.”

B.

Newmont desires to lease and sublease to AuEx, and AuEx desires to lease and sublease from Newmont, Newmont’s interest in the Newmont Property subject to the terms and conditions of this Agreement.

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Newmont and AuEx agree as follows:

AGREEMENT

1.

Grant.

(a)

Mining Claims and Owned Lands. Newmont leases exclusively to AuEx, until this Agreement is terminated, all of Newmont’s right, title and interest in and to the Mining Claims and Owned Lands, subject to the terms of this Agreement.

(b)

Leased Lands. Newmont subleases exclusively to AuEx, until this Agreement is terminated, all of Newmont’s right, title and interest in the Leased Lands, subject to the terms and conditions of that Minerals Lease referenced in Part 2 of Exhibit A (the “Lease”) and the terms of this Agreement. Subject to the terms of this Agreement, AuEx assumes, and shall be solely responsible for satisfying, all obligations under the Lease with respect to the Leased Lands.

2.

Claim Fee Reimbursement. Concurrently with the execution of this Agreement, AuEx shall pay to Newmont Ten Thousand Nine Hundred Fifty Five Dollars ($10,955.00) in cash by certified check or wire transfer, as reimbursement for the 2005 and 2006 federal assessment year maintenance fees and 2004 and 2005 Pershing County claim fees that Newmont paid for the Mining Claims.

3.

Work Commitment.

(a)

Subject to AuEx’s right to terminate this Agreement pursuant to Section 12 below, AuEx shall make Expenditures (defined below) in the total amount of Two Million

1

Dollars ($2,000,000.00) on or before the seventh anniversary of this Agreement (“Expenditure Obligation”). AuEx shall make minimum Expenditures in accordance with the following schedule, provided that AuEx must satisfy the full Expenditure Obligation by the seventh anniversary of this Agreement:

Due Date	Minimum Expenditure Amount
On or before 18 months after the Effective Date	$75,000.00
On or before 30 months after the Effective Date	An additional $125,000.00
On or before 42 months after the Effective Date	An additional $100,000.00
On or before 54 months after the Effective Date	An additional $100,000.00
On or before 66 months after the Effective Date	An additional $100,000.00
On or before 78 months after the Effective Date	An additional $100,000.00

AuEx’s obligation to make Two Hundred Thousand Dollars ($200,000.00) in Expenditures on or before 30 months from the Effective Date of this Agreement is a firm commitment, which will not be excused by any termination of this Agreement.

Excess Expenditures during any period specified above shall be carried forward and credited against the minimum Expenditures required in the subsequent period or periods.

(b)

For purposes of this Agreement, “Expenditures” hall mean the reasonable expenses incurred by AuEx since May 11, 2005, in ascertaining the existence, location, quantity, quality or commercial value of a deposit of Minerals on or within the Property (“Exploration Work”), as described below in this Section 3(b). For purposes of this Agreement, “Minerals” shall mean any and all metals, minerals and mineral rights of whatever kind and nature, in which AuEx holds an interest in or under the Newmont Property or Area of Interest, as defined in Exhibit B hereto. The Newmont Property and any interests or rights that AuEx now owns or hereafter acquires within the Area of Interest are collectively referred to herein as the “Property.”

(i)

Actual field salaries and wages (or the allocable portion thereof), including benefit costs and payroll taxes, of employees or contractors of AuEx actually performing Exploration Work;

(ii)

Costs and expenses for the use of machinery, facilities, equipment and supplies required for Exploration Work;

(iii)

Travel expenses and transportation of employees and contractors, materials, equipment and supplies reasonably necessary for the conduct of Exploration Work;

2

(iv)

All payments to contractors for Exploration Work;

(v)

Costs of assays, or other costs incurred to determine the quality and quantity of minerals on or within the Property;

(vi)

Costs incurred to obtain permits, rights of way and other similar rights as may be incurred in connection with Exploration Work;

(vii)

Costs and expenses of performing feasibility or other studies to evaluate the economic feasibility of mining on the Property;

(viii)

All taxes levied against the Property and paid by AuEx and the cost of any reclamation bonds required to be posted for reclamation of disturbance associated with Exploration Work;

(ix)

All land holding costs or fees and other necessary expenditures made to preserve in good standing the status and title of the Property; and

(x)

Any payments made to Newmont by AuEx to exercise the Buy-Out Option under Section 6 below.

(c)

If AuEx is prevented from completing any reasonable Expenditures to satisfy an obligation under Section 3(a) above by a force majeure (the “Affected Obligation”), the Affected Obligation shall be suspended and AuEx shall not be deemed in default or liable for damages or other remedies as a result thereof for so long as AuEx is prevented from complying with the Affected Obligation by the force majeure. For purposes of this Section 3, “force majeure” shall mean any matter (whether foreseeable or unforeseeable) beyond AuEx’s reasonable control, including but not limited to: acts of God, unusually inclement weather, acts of war, insurrection, riots or terrorism, strikes, lock-outs or other labor disputes; inability to obtain necessary materials or obtain permits, approvals or consents within a reasonable time; damage to, destruction of, or unavoidable shut-down of necessary facilities or equipment; provided, that AuEx shall promptly notify Newmont in writing of the existence of any event of force majeure, and shall exercise diligence and reasonable efforts to remove or overcome the cause of such inability to undertake the Affected Obligation.

4.

Rental Payments. Subject to AuEx’s right to terminate this Agreement under Section 12 below, beginning on the eighth anniversary of this Agreement, and each anniversary thereafter, AuEx shall pay to Newmont an annual rental, if AuEx did not expend at least Five Hundred Thousand Dollars ($500,000.00) in Expenditures during the preceding anniversary year. The amount of the rental payment that is due shall be the greater of Twenty-Five Thousand Dollars ($25,000), or (ii) Ten Dollars ($10.00) per acre of Newmont Property that was covered by this Agreement during any part of the preceding anniversary year. The rental rate of Ten Dollars ($10.00) per acre shall escalate by five percent (5%) each year after the eighth anniversary date. AuEx shall pay to Newmont any rental that is due in cash by certified check or wire transfer within 30 days after each anniversary date beginning on the eighth anniversary of this Agreement.

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5.

Feasibility Study. Prior to the Commercial Production Date, AuEx shall prepare and deliver to Newmont a notice that includes: (i) a Positive Feasibility Study, as defined in Exhibit C hereto covering the portion of the Property on which AuEx intends to commence production, (ii) all factual data relating to the Newmont Property and Area of Interest not previously provided to Newmont, and (iii) a detailed summary of all Expenditures made by AuEx through the date of completion of the Positive Feasibility Study.

The Commercial Production Date means the first day following the day in which the production of marketable ores, minerals or mineral resources from any part of the Property reaches a cumulative gross value of at least One Million Dollars ($1,000,000.00), as determined based on the applicable market prices listed in Section 2(a) of the Royalty Deed attached as Exhibit F hereto.

6.

Buy-Out Option. At any time while this Agreement is in effect prior to the delivery of Positive Feasibility Study under Section 5 of this Agreement, AuEx may purchase Newmont’s interest in the Newmont Property by delivering written notice (“Buy-Out Notice”) to Newmont. Within thirty (30) days after delivery of such notice, the parties shall hold a closing at which (i) AuEx pays to Newmont either Five Hundred Thousand Dollars ($500,000.00) in cash by certified check or wire transfer if the Buy-Out Notice was delivered to Newmont prior to the third anniversary of this Agreement, or One Million Dollars ($1,000,000.00) in cash by certified check or wire transfer if the Buy-Out Notice was delivered to Newmont on or after the third anniversary of this Agreement, (ii) the parties shall execute and deliver to AuEx a Quit Claim Deed and Assignment in the form of Exhibit D hereto, (iii) the parties shall execute and deliver to Newmont a Royalty Deed in the form of Exhibit F hereto, and (iv) this Agreement shall terminate. The Quit Claim Deed and Assignment shall be recorded in the Pershing County records before the Royalty Deed is recorded.

7.

Royalty Option. In the event Newmont elects not to exercise the Venture Option described in Section 9 below, or elects to exercise the Venture Option but thereafter elects to not complete its Earn-In Expenditures (as described below) and provided that AuEx has not previously exercised the Buy-Out Option under Section 6 above, (i) Newmont shall transfer to AuEx all its interest in the Newmont Property by Quit Claim Deed and Assignment in the form of Exhibit E hereto, (ii) AuEx shall convey to Newmont a net smelter return royalty on production from the Property by executing and delivering to Newmont a royalty deed in the form of Exhibit F hereto (“Royalty Deed”), (iii) AuEx would pay $1,000,000 to Newmont in cash by certified check or wire transfer and (iv) this Agreement shall terminate, if it has not previously terminated under Section 9(a)(vi) below. This provision shall survive any termination of this Agreement under Section 9(a)(vi) of this Agreement, until Newmont completes its Earn-In Expenditures. The Quit Claim Deed and Assignment shall be recorded in the Pershing County records before the Royalty Deed is recorded.

8.

Representations and Warranties.

(a)

Newmont represents and warrants that (i) except as referenced in Exhibit A hereto, it has not encumbered, mortgaged or conveyed its interest in the Newmont Property, including but not limited to conveying any royalty interest therein; and (ii) except as referenced

4

in Section 21 of this Agreement, it has no knowledge of any pending litigation or other claims challenging its title to the Newmont Property.

(b)

Each party represents and warrants to the other parties that it is in good standing under the laws of the jurisdiction in which it is incorporated, and that it has all the requisite power, right and authority to enter into this Agreement, to perform its obligations under this Agreement, and to commit to this Agreement. The execution and delivery of this Agreement, and the consummation of the obligations, indemnities and payments provided herein have been duly and validly authorized by all necessary corporate or company action on the part of each party.

9.

Venture Option.

(a)

Newmont shall have an option to enter into a venture agreement with AuEx (the “Venture Option”) covering the Newmont Property and any property within the Area of Interest that AuEx then owns, controls or holds any other interest in (collectively, the “Venture Property”). Newmont may exercise the Venture Option as follows:

(i)

Prior to $5,000,000 in Expenditures and Positive Feasibility. At any time during the term of this Agreement, prior to AuEx expending Five Million Dollars ($5,000,000) in Expenditures, or delivering to Newmont a Positive Feasibility Study under Section 5 above, Newmont may elect the Venture Option by notifying AuEx in writing of such election. Within thirty (30) days after delivery of such notice, AuEx shall deliver to Newmont all factual data not previously provided to Newmont relating to the Newmont Property and Area of Interest, and a detailed summary of all Expenditures made from the Effective Date of this Agreement through the date of delivery of Newmont’s election notice. As its initial contribution under the Venture Agreement (defined below), Newmont shall pay all future Venture expenses up to an amount equal to two hundred fifty percent (250%) of the Expenditures made by AuEx from the Effective Date of this Agreement through the date Newmont delivers to AuEx notice of its election to exercise the Venture Option.

(ii)

Upon $5,000,000 in Expenditures and Before Positive Feasibility. If, at the time AuEx completes Five Million Dollars ($5,000,000) in Expenditures, Newmont has not previously elected the Venture Option and AuEx has not previously delivered to Newmont a Positive Feasibility Study under Section 5 above, within 30 days after completing $5,000,000 in Expenditures, AuEx shall deliver to Newmont written notice, which notice shall include all factual data not previously provided to Newmont relating to the Newmont Property and Area of Interest, and a detailed summary of all Expenditures made by AuEx on the Property from the Effective Date of this Agreement through the date of the notice. Newmont may thereafter elect the Venture Option, if at all, by notifying AuEx in writing of such election within 60 days of receipt of said notice and information. As its initial contribution under the Venture Agreement, Newmont shall pay all future Venture expenses up to an amount equal to two hundred and fifty percent (250%) of the Expenditures made by AuEx from the Effective Date of this Agreement through the date Newmont delivers to AuEx notice of its election to exercise the Venture Option.

(iii)

After $5,000,000 in Expenditures and Before Positive Feasibility. If Newmont has not previously elected the Venture Option under Sections 9(a)(i) or 9(a)(ii), at

5

any time after the expiration of the 60-day election period under Section 9(a)(ii) and prior to AuEx’s delivery to Newmont of a Positive Feasibility Study under Section 5 above, Newmont may elect the Venture Option by notifying AuEx in writing of such election. Upon receipt of such notice AuEx shall promptly provide to Newmont all factual data relating to the Newmont Property and Area of Interest not already provided and a detailed summary of all Expenditures made by AuEx on the Property from the Effective Date of this Agreement through the date of delivery of Newmont’s election notice. As its initial contribution under the Venture Agreement, Newmont shall (i) within 30 days of delivery of such data and Expenditure summary pay to AuEx in cash by certified check or wire transfer an amount equal to fifty percent (50%) of those properly documented Expenditures; and (ii) thereafter pay all future Venture expenses up to an amount equal to two hundred percent (200%) of all such Expenditures.

(iv)

Upon Delivery of a Positive Feasibility Study. If Newmont has not previously elected the Venture Option, Newmont may, at any time within 60 days after AuEx completes and delivers to Newmont a Positive Feasibility Study under Section 5 above, elect the Venture Option by notifying AuEx in writing of such election. As its initial contribution under the Venture Agreement, Newmont shall (i) within 90 days of its receipt of the Positive Feasibility Study pay to AuEx in cash by certified check or wire transfer an amount equal to fifty percent (50%) of all properly documented Expenditures made by AuEx from the Effective Date of this Agreement through the date the Positive Feasibility Study was completed; (ii) thereafter pay all future Venture expenses up to an amount equal to two hundred percent (200%) of such Expenditures; and (iii) provide AuEx with optional financing backstop until the Commercial Production Date. AuEx shall elect the optional financing backstop, if at all, by delivering to Newmont written notice of such election within 30 days after delivery of Newmont’s notice to elect the Joint Venture Option under this Section 9(a)(iv). If AuEx elects the optional financing backstop, the Venture Agreement shall provide that Newmont will finance AuEx’s share of Venture expenses until the Commercial Production Date. Newmont shall then be entitled to recover such paid expenses with interest at the London Interbank Offering Rate (“LIBOR”) for a term equal to the projected cash flow from operations, using straight line interpolation, plus three percent (3%), out of eighty percent (80%) of AuEx’s share of Venture proceeds. LIBOR means an annual rate equal to the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Rate Settlement Rate for deposits in dollars for a term of six months.

(v)

During completion of its initial contribution under Section 9(a)(i), 9(a)(ii), 9(a)(iii) or 9(a)(iv), Newmont shall have complete discretion to determine the location, extent, nature and timing of all work by or on behalf of the Venture (“Earn-In Expenditures”), provided that Newmont shall spend a minimum of Five Hundred Thousand Dollars ($500,000.00) in Earn-In Expenditures during each 12-month period after the date of the Venture Agreement until earn-in is complete, and will complete the work and expenditures necessary to complete its earn-in with reasonable diligence. Excess Earn-In Expenditures paid by Newmont during any 12-month period may be carried forward and credited against the minimum Earn-In Expenditure requirement for future periods.

(vi)

If Newmont elects the Venture Option under this Section 9(a), AuEx shall contribute, as its initial contribution, all of its right, title and interest under this

6

Agreement, and any other interests it holds at that time in the Newmont Property and Area of Interest, which interests shall be held by the Venture. Upon execution of the Venture

Agreement, this Agreement shall terminate.

(b)

If Newmont elects to exercise the Venture Option under this Section 9, Newmont and AuEx shall, within ninety (90) days of Newmont’s delivery of its election notice, negotiate in good faith and enter into a venture agreement (the “Venture Agreement”), covering the Venture Property and replacing this Agreement, which will generally follow the form of Rocky Mountain Mineral Law Foundation, Form 5, and will include the following terms, in addition to those set forth in Section 9(a):

(i)

The initial participating interests of Newmont and AuEx shall be fifty-one percent (51%) and forty-nine percent (49%), respectively, provided however, that Newmont may elect, in its sole discretion, to acquire an additional fourteen percent (14%) participating interest (for a total participating interest of 65%, subject to any previous dilution by either party) by delivering notice of such election to AuEx within sixty (60) days of approval by the Venture to construct a mine capable of Commercial Production (as defined in Section 5 above) on the Venture Property. If Newmont elects to acquire the additional fourteen percent (14%) participating interest, Newmont shall pay to AuEx in cash by certified check or wire transfer an amount equal to 1.1 times the net present value of fourteen percent (14%) of forecast pre-tax cash flow, as defined in Exhibit C hereto, from operations based on the Positive Feasibility Study supporting the Venture decision to adopt the mine development program. The discount rate used to calculate the net present value shall be equal to LIBOR for a term equal to the projected pre-tax cash flow from operations, using straight line interpolation, plus three percent (3%).

(ii)

Newmont shall be the manager of the Venture so long as it maintains a fifty percent (50%) or greater participating interest in the Venture. After Newmont completes the Earn-In Expenditures, the manager of the Venture shall earn a management fee from the Venture of(a) ten percent (10%) of the Venture exploration expenditures during exploration (except for invoices exceeding $50,000.00, in which case the fee would be five percent (5%) for the amount over $50,000.00), (b) five percent (5%) of Venture development expenses during mine development, and (c) seven dollars ($7.00) per ounce of gold produced from the Venture Property during production and ten cents ($0.10) per ounce of silver produced from the Venture Property during production. After production commences, the management fee under Section 9(b)(ii)(c) will be adjusted to reflect the manager’s actual cost experience, so that the manager makes neither a profit nor loss from being manager.

(iii)

A management committee shall be formed, consisting of two representatives from each Venture party. The management committee members shall have voting rights in proportion to the parties’ respective participating interests. Upon completion of Newmont’s initial contribution, the manager shall present work programs and budgets to the management committee for approval. In the event of a tie vote, the manager shall have the deciding vote.

7

(iv)

After Newmont’s completion of its initial contribution as prescribed in Section 9(a), the parties shall be required to fund future Venture expenditures in proportion to their participating interests. If either party elects not to contribute its proportionate share to an approved program and budget after joint funding commences, such party’s participating interest shall be subject to straight-line dilution, based upon the formula contained in the definitive Venture Agreement. If either party elects to contribute to an approved program and budget, but fails to make such contribution, the amount of dilution shall be twice the amount that would have occurred if the defaulting party initially elected not to contribute. In the event that either party’s participating interest is diluted to below ten percent (10%), it shall relinquish its participating interest to the other party, in return for a royalty deed conveying a one percent (1%) net smelter returns royalty, as defined in Exhibit F to this Agreement.

(v)

The environmental indemnifications of AuEx under Section 18 of this Agreement shall cease with respect to the participating interest in the Newmont Property acquired by Newmont pursuant to the Venture Option, but shall otherwise survive under the Venture Agreement.

(vi)

If, after execution of the Venture Agreement, any party subsequently acquires any interest in real property within the Area of Interest, it shall notify the other party, and such other party shall have the option to have such property included as part of the Venture Property, upon payment of its proportionate share of the acquisition costs.

(vii)

In the event either party decides to sell, transfer or assign its interest in the Venture or Venture Property, the other party shall have a right of first offer under terms similar to those set forth in Section 13 below.

(viii)

The Venture shall have the obligation to maintain the Venture Property in good standing and shall be solely responsible for all future permitting and bonding for activities on the Venture Property.

(ix)

The Manager shall prepare and distribute to the Venture

Agreement parties monthly reports summarizing the activities and expenses of the Venture during the previous month.

(c)

If, after AuEx delivers to Newmont a Positive Feasibility Study under Section 5 of this Agreement, Newmont fails to elect the Venture Option within the time-frame specified in Section 9(a)(iv) above, Newmont shall be deemed to have elected the Royalty Option and the parties shall, within sixty (60) days after the sixty (60) day election period referenced in Section 9(a)(iv), take the actions set forth in Section 7 above. Unless the Venture Option is exercised, all mineral production from the Property shall be subject to the royalty set forth in the Royalty Deed referenced in Section 7 above, including any production that occurred between the date of this Agreement and the date the Royalty Deed is executed.

10.

Property Maintenance.

(a)

Subject to Section 12, for so long as this Agreement remains in effect, AuEx shall make such payments and filings, and conduct such assessment work, as are necessary

8

to keep the Newmont Property in good standing, including, but not limited to payment of property taxes and any taxes relating to AuEx’s operations on the Newmont Property, payment of federal maintenance or rental fees for the Mining Claims, satisfying any federal and state filing requirements for maintaining the Mining Claims in good standing, and satisfying all requirements and payments under the Lease, as to the Newmont Property covered thereby.

(b)

Upon making any payment or filing to maintain the Newmont Property, AuEx shall promptly deliver to Newmont a copy of the documents that were filed and written evidence of any payment that was made. AuEx shall satisfy all federal and state requirements to maintain the Mining Claims included in the Newmont Property, and deliver to Newmont written documentation of such satisfaction, at least 30 days prior to the legal deadline (whether required by statute, regulation, contract or otherwise) for satisfying such requirement. Notwithstanding the foregoing, all federal maintenance or rental fee payments or assessment work required to maintain the Mining Claims shall be made or completed at least 30 days prior to July 1 of each year. If Newmont has not received such documentation by such time, Newmont may, but has no obligation to, satisfy such requirement(s), and AuEx shall promptly reimburse Newmont for the amount of any payment made by Newmont, and any related costs, plus fifteen (15%) of the amount of those payments and costs.

11.

Reporting. AuEx shall provide to Newmont semi-annual reports of all activities and operations conducted on or in connection with the Newmont Property and Area of Interest, together with copies of all factual data generated as a result of those activities or operations. Those reports shall be provided to Newmont by August 1 and February 1 of each calendar year. Each report shall include details of: (i) the preceding six months’ activities and operations with respect to the Newmont Property and Area of Interest, including a detailed accounting of all Expenditures; (ii) exploration and ore reserve data for the previous six months; and (iii) a summary of anticipated activities for the upcoming six months. The semi-annual report required to be delivered by February 1 of each year shall be accompanied by digital factual data generated during the previous calendar year, to the extent the data exists in such format. Upon formation of a Venture, pursuant to Section 9 of this Agreement, work reports shall be prepared monthly, as directed by the management committee formed pursuant to the Venture Agreement. Reports due pursuant to this Section Il shall be sent to:

Newmont Mining Corporation

337 W. Commercial Street

Elko, Nevada 89801

Attn:

Exploration Manager

Telecopier No.: (775) 738-8506

Telephone No.: (775) 738-2500

Newmont may change such address from time to time by notice to AuEx.

12.

Termination.

(a)

AuEx may, at any time after completing of Two Hundred Thousand Dollars ($200,000) in Expenditures as required by Section 3(a) above, terminate this Agreement with respect to all or any part of the Newmont Property upon (i) providing Newmont 30 days

9

written notice, and (ii) surrendering the subject property to Newmont by appropriate legal instrument free and clear of any encumbrances, provided that in the event AuEx terminates this Agreement with respect to only part of the Newmont Property, AuEx must release all of the Newmont Property within that geographic section or sections.

(b)

If AuEx defaults on any of its obligations under this Agreement, including, but not limited to its obligations under Sections 3, 4 and 14, Newmont may give AuEx written notice thereof and specify the default or defaults relied on. If AuEx has not begun to cure any such default, other than a default that may be satisfied by cash payment, within 30 days from the date of delivery of such notice and completely cured such default within a reasonable time thereafter, Newmont may terminate this Agreement by written notice to AuEx. As to any default that may be cured by cash payment, including but not limited to any payments under Section 14(b), Newmont may terminate this Agreement if AuEx has not fully satisfied such payment obligation within 30 days of delivery of Newmont’s notice of default. Such termination by Newmont shall not affect Newmont’s rights to seek any other remedies for breach of this Agreement.

(c)

Upon any termination of this Agreement, AuEx shall (i) surrender the subject Newmont Property to Newmont, and shall deliver to Newmont a written instrument or instruments conveying to Newmont all of AuEx’s interest in those properties and evidencing termination of this Agreement as to those properties in a form appropriate for recording and acceptable to Newmont, (ii) satisfy all requirements to maintain the Newmont Property in good standing through 90 days after the effective date of termination, including, but not limited to payment of any property taxes, and any filings and payments necessary to maintain the Mining Claims that would become due during that period, (iii) provide to Newmont copies of all factual data obtained by AuEx in conducting activities or operations on the Newmont Property, not already provided to Newmont, and (v) promptly reclaim all disturbance caused by its activities on the Newmont Property in accordance with applicable statutory and regulatory requirements, unless Newmont agrees in writing to assume such reclamation obligations and relieve AuEx of the performance thereof

13.

Transfer of Interests, Right of First Offer.

(a)

If, within 90 years of the Effective Date of this Agreement, AuEx intends to transfer all or any part of its interest in this Agreement or the Property (the “Offered Property”), AuEx shall promptly notify Newmont. This notice shall specifically identify the Offered Property and shall state the price and all other pertinent terms and conditions of the intended transfer, on such terms as AuEx is willing to accept, which shall be for monetary consideration only. AuEx shall include with such notice all factual data in its possession pertaining to the Offered Property that was not previously provided to Newmont. Newmont shall have 30 days from the date such notice is delivered to notify AuEx in writing, or until 90 years from the Effective Date of this Agreement, whichever is sooner, whether it elects to acquire the Offered Property at the same price and on the same terms as set forth in the notice. If Newmont does elect to acquire the Offered Property, such closing shall occur within 30 days after notice of such election is delivered to AuEx. If Newmont fails to provide AuEx with notice of its election to acquire the Offered Property within such 30 days, such failure shall be deemed to be an election to not acquire the property. If Newmont elects to not acquire the Offered

10

Property, AuEx shall have 180 days following the expiration of such period to complete the transfer of the entire Offered Property to a third party at a price and on terms no less favorable to AuEx than those set forth in its notice to Newmont. Such transfer may be made only if the transferee agrees in writing with Newmont to assume AuEx’s obligations under this Agreement with respect to the transferred interests; provided, however, no transfer of any interest in the Newmont Property or this Agreement shall relieve AuEx of its obligations under this Agreement, unless Newmont otherwise agrees in writing, which agreement shall not be unreasonably withheld. This restriction applies to any subsequent transfer by any successor to AuEx (including, but not limited to any Affiliate or successor by merger). AuEx shall be entitled to sell the Offered Property for non-cash consideration only where such consideration has a monetary value equal to or greater than the cash price at which the Offered Property was offered to Newmont. If AuEx fails to complete the transfer of the entire Offered Property to a third party within that period, Newmont’s right of first refusal in the Offered Property shall be revived. Any subsequent proposal by AuEx to transfer the Offered Property, or any part thereof, shall be conducted in accordance with all of the procedures set forth in this Section. This obligation will apply to AuEx and any successor (including Affiliates or successor by merger), but shall not apply to (i) any equity offering made by AuEx, (ii) any full or partial sale of AuEx made other than to circumvent this restriction, (iii) a transfer to a wholly-owned Affiliate, (iv) a joint venture to which AuEx is a party, (v) a corporate consolidation or reorganization by AuEx, or (vi) a corporate merger or amalgamation by AuEx, provided that, in each case, the acquiring or new party shall agree in writing with Newmont to assume AuEx’s obligations under this Agreement or any other agreement hereunder, as to the transferred interest. For purposes of this Agreement, “Affiliate” means any person, partnership, limited liability company, venture, corporation, or other form of enterprise which Controls, is Controlled by or under common Control with AuEx. The terms “Control” used as a verb means the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (Hi) contract; (iv) operating agreement; or (v) voting trust. The term “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

(b)

If, within 90 years of the Effective Date of this Agreement, Newmont intends to transfer all or any part of its interest in this Agreement or the Property (the “Offered Property”), Newmont shall promptly notify AuEx. This notice shall specifically identify the Offered Property and shall state the price and all other pertinent terms and conditions of the intended transfer, on such terms as Newmont is willing to accept, which shall be for monetary consideration only. AuEx shall have 30 days from the date such notice is delivered or until 90 years from the Effective Date of this Agreement, whichever is sooner, to notify Newmont in writing whether it elects to acquire the Offered Property at the same price and on the same terms as set forth in the notice. If AuEx does elect to acquire the Offered Property, such closing shall occur within 30 days, such failure shall be deemed to be an election to not acquire the property. If AuEx elects to not acquire the Offered Property, Newmont shall have 180 days following the expiration of such period to complete the transfer of the entire Offered Property to a third party at a price and on terms no less favorable to Newmont than those set forth in its notice to AuEx. Such transfer may be made only if the transferee agrees in writing with AuEx to assume Newmont’s obligations under this Agreement with respect to the transferred interests. This restriction applies to any subsequent transfer by any successor to Newmont (including, but not

11

limited to any Affiliate or successor by merger). Newmont shall be entitled to sell the Offered Property for non-cash consideration only where such consideration has a monetary value equal to or greater than the cash price at which the Offered Property was offered to AuEx. If Newmont fails to complete the transfer of the entire Offered Property to a third party within that period, AuEx’s right of first refusal in the Offered Property shall be revived. Any subsequent proposal by Newmont to transfer the Offered Property, or any part thereof, shall be conducted in accordance with all of the procedures set forth in this Section. This obligation will apply to Newmont and any successor (including Affiliates or successor by merger), but shall not apply to (i) any equity offering made by Newmont, (ii) any full or partial sale of Newmont made other than to circumvent this restriction, (iii) a transfer to a wholly-owned Affiliate, (iv) a joint venture to which Newmont is a party, (v) a corporate consolidation or reorganization by Newmont, or (vi) a corporate merger or amalgamation by Newmont, provided that in each case, the acquiring or new party shall agree in writing with AuEx to assume Newmont’s obligations under this Agreement or any other agreement hereunder, as to the transferred interest.

14.

Standard of Conduct; Environmental Compliance.

(a)

All activities conducted by, or on behalf of AuEx pursuant to this Agreement, shall be in compliance with the laws and regulations of the United States, the State of Nevada, and any local governmental entity with jurisdiction over the Newmont Property or activities thereon, including, but not limited to any laws or regulations regarding environmental protection and reclamation of the Property. AuEx shall provide Newmont with satisfactory evidence of such compliance upon Newmont’s request. All operations under this Agreement shall be conducted in a good and workmanlike manner in accordance with generally accepted mining practices.

(b)

In addition to posting any required financial sureties with the appropriate governmental entities, prior to conducting or authorizing surface disturbing work on the Newmont Property, AuEx shall (i) obtain and deliver to Newmont aerial photographs or other documentation, such as remote sensing data, of the Newmont Property in sufficient detail to document the physical condition of the Newmont Property and overlying surface, with the timing and extent of such documentation to be coordinated with Newmont’s Environmental Department; (ii) provide to Newmont a brief written plan of the anticipated activities, including a description of the location, timing and nature of the anticipated activities, which plan shall be updated annually by March 30 of each calendar year, or more often as needed to address all activities that are actually occurring on the Newmont Property and overlying surface; and (iii) post with Newmont cash, a bond or other financial surety acceptable to Newmont, with Newmont as the beneficiary, in an amount equal to Twenty Five Thousand Dollars ($25,000.00), which will allow AuEx to disturb up to five (5) acres of surface overlying the Newmont Property. Thereafter, AuEx shall post with Newmont cash, a bond or other financial surety acceptable to Newmont, in the amount of Five Thousand Dollars ($5,000.00) for each additional acre of surface overlying the Newmont Property that will be disturbed, prior to such disturbance. Once reclamation of disturbance covered by any such surety is completed to Newmont’s satisfaction, Newmont shall return such surety to AuEx. If AuEx fails to promptly and adequately complete the reclamation of any disturbance, the financial sureties shall be available to Newmont to cover all costs of reclaiming the disturbance, including any drill hole plugging.

Newmont shall not pay any interest on any sureties required under this Section 14(b). The

12

amount of the financial surety to be posted with Newmont shall be reviewed annually to ensure there is a sufficient amount to cover the estimated costs of full reclamation. To the extent Newmont determines that such surety is inadequate, the per-acre dollar amount of such surety shall be adjusted upward to reflect current projected reclamation costs, and the per-acre dollar amount specified in this Section shall be amended accordingly.

(c)

No separate financial surety shall be required under Section 14(b) where (i) the proposed disturbance is subject to a financial surety that AuEx has established pursuant to a State of Nevada reclamation permit that has been approved by the Nevada Division of Environmental Protection, or (ii) the proposed disturbance is on surface owned by the United States, and the disturbance is covered by a financial surety that AuEx has established pursuant to a notice of intent or plan of operations that has been approved by the U.S. Bureau of Land Management (“BLM”). To the extent a State or BLM approved surety covers only part of the proposed disturbance on the Newmont Property or overlying surface, AuEx shall be required to provide to Newmont a financial surety under Section 14(b) to cover the reclamation costs of all remaining disturbance prior to conducting the proposed activities.

(d)

AuEx shall promptly abandon and plug each drill hole on any surface overlying the Newmont Property in accordance with the requirements of Nevada Administrative Code Chapter 534, immediately following the completion of drilling, and prior to moving the drill rig to another location. As evidence of such, AuEx shall provide Newmont a copy of each driller’s report of plugging.

(e)

AuEx shall provide to Newmont a copy of any permit application or other permitting documents relating to activities or operations on the Newmont Property prior to submission to the applicable government entity, and Newmont shall have at least 30 days to review and comment on the same prior to its submission to the agency.

(f)

Should any unpermitted discharge, leakage, spillage, release, emission or pollution of any type occur upon, to or from the Newmont Property due to AuEx’s activities or possession, AuEx, at its sole expense, shall promptly clean and restore the Newmont Property to standards equal to or exceeding the standards adopted or required by any governmental body having jurisdiction over the Newmont Property.

15.

Audit and Inspection.

(a)

Newmont shall be entitled to enter the Newmont Property and the Area of Interest for purposes of inspecting any of AuEx’s operations, facilities or structures at reasonable times, upon reasonable advance notice, provided that Newmont shall so enter at its own risk and shall indemnify and hold AuEx and its affiliates harmless against and from any and all loss, cost, damage, liability and expense (including but not limited to reasonable attorneys fees and costs) by reason of injury to Newmont or its agents or representatives, or damage to or destruction of any property of Newmont or its agents or representatives while on the Newmont Property or Area of Interest, or in such workings, facilities and structures, except to the extent that such injury, damage, or destruction is a result, in whole or in part, of the negligence of AuEx. Newmont shall have a right during regular business hours to review and copy all of AuEx’s files and documents relating to activities on the Property or pursuant to this Agreement, including, but

13

not limited to all invoices and other documentation of Expenditures.

(b)

If Newmont determines that activities or operations being conducted on the Newmont Property, including the overlying surface, are in material non-compliance with applicable laws, regulations, ordinances or permits, Newmont may provide notice to AuEx, and AuEx shall immediately begin and promptly complete corrective action to bring such activities or operations into compliance. If, after receiving such notice, AuEx does not promptly take corrective actions to Newmont’s satisfaction, Newmont may, but has no obligation to, take such actions as it deems necessary to bring AuEx’s operations into compliance, including, but not limited to taking over operational control of AuEx’s operations. AuEx shall within 30 days of receiving an invoice from Newmont summarizing its costs, pay to Newmont one hundred fifty percent (150%) of Newmont’s costs for such actions.

16.

Property As Is. AuEx acknowledges that it has been given full access to the Newmont Property for its due diligence review. AuEx acknowledges that the Newmont Property may have environmental and physical conditions related to prior mineral exploration or mining activities, including, but not limited to pits, adits, shafts and roads. Prior to entering into this Agreement, AuEx has investigated the Newmont Property, including the environmental conditions on that property and the overlying surface, to its satisfaction. AuEx is acquiring the interests in the Newmont Property hereunder “as is” without warranty of any kind as to the condition, suitability or usability of the Newmont Property for any purpose, or the ability to obtain any necessary permits or authorizations to access or mine the Newmont Property. The parties intend that this “as is” provision shall be effective specifically with respect to environmental conditions, and any and all common law or statutory claims with respect thereto. Subject to Section 17 below, AuEx assumes the risk of any environmental contamination, hazardous substances and other conditions on or related to the Newmont Property and overlying surface.

17.

Trinity Project Reclamation. AuEx acknowledges that Newmont has completed reclamation of historic disturbance associated with the Trinity Silver Mine and has received water pollution control permit number NEV0087031 from the Nevada Division of Environmental Protection, authorizing closure and monitoring of the Trinity Silver Mine. Newmont and its former joint venture partner, Pacific Coast Mines, Inc., and their respective affiliates, successors, contractors and assigns, shall have access to, across and on the Newmont Property for monitoring purposes and to take any actions necessary to fulfill any other reclamation or closure obligations that the responsible agencies may require. AuEx shall not be responsible for the cost of compliance with any closure, reclamation or monitoring obligations for prior operations at the Trinity Silver Mine, so long as AuEx complies with the notice and consent requirement of this Section 17. In addition to the requirements and obligations set forth in Section 14 above, AuEx shall provide at least 30 days written notice to Newmont of any activities within the area depicted on Exhibit G. Newmont’s written consent shall be required prior to AuEx initiating any activities within the area depicted on Exhibit G.

18.

Indemnities. Except as provided in Section 17 above, AuEx shall fully indemnify, defend, release and hold harmless Newmont, its affiliates and successors, and their officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including without limitation, loss due to injury or death, reasonable

14

attorneys fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), arising out of or relating to any claim or cause of action relating in any way to conditions, operations or other activities, whether known or unknown, at, or in connection with, the Newmont Property or the Lease, including, but not limited to, any environmental conditions, regardless of whether such conditions were created before or after the Effective Date of this Agreement, which arise in whole or in part under any federal, state or local law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage. This indemnity shall survive termination of this Agreement.

19.

Liens. AuEx shall keep the Newmont Property free of all encumbrances, adverse claims and liens, including, but not limited to, any mortgages, deeds of trust or liens for labor or materials furnished to it in its operations hereunder.

20.

Insurance.

(a)

AuEx shall carry at all times during the term of this Agreement, with insurance companies selected by AuEx and acceptable to Newmont, the following minimum insurance coverages:

(i)

Workers compensation insurance as required by law;

(ii)

Employer’s liability insurance with minimum limits of one million dollars ($1,000,000) for all personal injuries or death resulting from any accident or occupational disease;

(iii)

Commercial General Liability and/or Umbrella Liability insurance with a limits of not less than two million dollars ($2,000,000) each occurrence covering bodily injury to or death of persons and/or loss of or damage to property; and

(iv)

Automobile liability insurance, covering all owned, non-owned and hired vehicles in the amount of not less than one million dollars ($1,000,000) per each occurrence.

(b)

Policies providing coverage under this Agreement shall not be subject to cancellation or material change, except on 30 days written notice to Newmont.

(c)

Newmont shall be named as an additional insured on the commercial general liability policies providing coverage under this Agreement.

21.

NLRC Litigation Disclosure. AuEx acknowledges that Newmont has informed AuEx that Nevada Land and Resource Company LLC (“NLRC”), the current lessor of the Lease included in the Newmont Property, has filed suit in the Second Judicial District Court for the State of Nevada in and for the County of Washoe, Case No. CV-99-05441, challenging the scope and validity of various leases and exploration agreements with Newmont, including the Lease

(that suit, and any appeals or remand, shall be referred to herein as the “Lawsuit”). By written

15

order dated July 12, 2002, the District Court entered its judgment, rejecting NLRC’s claims that the mineral leases are void or that they contain certain implied provisions. That judgment has been appealed to the Nevada Supreme Court, which appeal is currently pending. All representations and warranties made by Newmont in this Agreement and all rights and obligations of the parties under this Agreement and any deeds and assignments conveyed hereunder are subject to any rulings of the courts in the Lawsuit.

22.

General Provisions.

(a)

Notice. All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) sent by overnight mail by a courier that maintains a detailed tracking system. Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, (iii) if by mail, on the date of delivery as shown on the actual receipt, and (iv) if by courier as documented by the courier’s tracking system. If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day (“business day” means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.) A party may change its address from time to time by notice to the other party as indicated above. All notices to Newmont shall be addressed to:

Newmont Mining Corporation

1700 Lincoln Street, Suite 3600

Denver, CO 80203

Attn:

Land Department

Telecopier No.:

(303) 837-5851

With a copy to:

Newmont Capital Limited

427 Ridge Street, Suite C

Reno, Nevada 89501

Attn:

Royalty Land Manager

Telecopier No.:

(775) 784-8185

All notices to AuEx shall be addressed to:

AuEx, Inc.

940 Matley Lane, Suite 17

Reno, Nevada 89502

Attn:

Ronald L. Parratt

Telecopier No.:

(775) 337-1542

16

(b)

Inurement. All covenants, conditions, indemnities, limitations and provisions contained in this Agreement apply to, and are binding upon, the parties to this Agreement, their heirs, representatives, successors and assigns.

(c)

Implied Covenants. The only implied covenants in this Agreement are those of good faith and fair dealing.

(d)

Waiver. No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other subsequent breach.

(e)

Modification. No modification, variation or amendment of this Agreement shall be effective unless it is in writing and signed by all parties to this Agreement.

(f)

Entire Agreement. This Agreement and the Assignment set forth the entire agreement of the parties with respect to the transactions contemplated herein and supercede any other agreement, representation, warranty or undertaking, written or oral, including the Letter of Intent between Newmont and AuEx, dated May 11, 2005.

(g)

Memorandum. A memorandum of this Agreement in the form attached as Exhibit H shall be recorded in the records of Pershing County, Nevada, promptly after execution of this Agreement. This Agreement shall not be recorded.

(h)

Confidentiality of Information; Press Releases. Except for recording the Memorandum pursuant to Section 22(g) above, or recording any deeds delivered under Sections 6 or 7 and as otherwise provided in this Section 22(h), the terms and conditions of this Agreement, and all data, reports, records and other information developed or acquired by any party in connection with this Agreement, shall be treated by the parties as confidential, and no party shall reveal or otherwise disclose such information to third parties without the prior written consent of the other party. This restriction shall not apply to disclosures to any Affiliate, to any public or private financing agency or institution, to any securities regulatory authority, to any contractors or subcontractors the parties may engage and to employees or consultants of the parties, or to any third party to which a party contemplates the transfer, sale, assignment, encumbrance or other disposition of their interest in the Newmont Property, or with which a party or its Affiliate contemplates a merger, amalgamation or other corporate reorganization; provided, however, that any such third party to whom disclosure is made has a legitimate business need to know the disclosed information, and shall first agree in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Section. In the event a party is required to disclose the terms of this Agreement to any federal, state or local government, any court, agency or department thereof, or any stock exchange or securities regulatory authority, the party so required shall immediately notify the other party of such requirement and the proposed form and content of the disclosure. To the extent legally permissible, such notice shall be delivered at least two business days prior to the date of the disclosure. The non-disclosing party shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the entity seeking the

17

information, and to seek confidential treatment of that information by the receiving entity. Before issuing any press release relating to this Agreement or the Newmont Property, the releasing party shall provide the other party three business days advance written notice, with a copy of the proposed release. The releasing party shall make any reasonable changes to the proposed release requested by the other party.

(i)

Further Assurances. Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

(j)

Attorneys Fees. In any litigation between the parties to this Agreement or persons claiming under them resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the substantially prevailing party or parties shall be entitled to recover from the defaulting party or parties, all reasonable costs, expenses, attorneys fees, expert fees, and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and collecting any final judgment entered therein. If a party or parties substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and attorneys fees in such manner as it deems equitable.

(k)

Construction. The section and paragraph headings contained in this Agreement are for convenience only, and shall not be used in the construction of this Agreement. The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.

(l)

Currency. All references to dollars herein shall mean United States dollars.

(m)

Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to that State’s conflicts of laws provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

By:	/s/Donald G. Karras
Name:	Donald G. Karras
Title:	Vice President

AUEX, INC.

By:	/s/R. Bedell
Name:	R. Bedell
Title:	Vice President

18

STATE OF COLORADO

)

) ss.

CITY AND COUNTY OF DENVER)

This instrument was acknowledged before on this 1st day of August, 2005, by Donald G. Karras, as Vice President of NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

/s/Eileen Green Lee
Notary Public
My commission expires: 11-2-2008

[SEAL]

STATE OF NEVADA

)

) ss.

COUNTY OF WASHOE

)

This instrument was acknowledged before on this 29th day of July, 2005, by R. Bedell, as Vice President of AUEX, INC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

/s/Rhonda Shoolroy	RHONDA SHOOLROY Notary Public – State of Nevada Appointment Recorded in Washoe County No. 00-39919-2 Expires Feb 28, 2008
Notary Public
My commission expires Feb 28, 2008

19

EXHIBIT A

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

Exhibit A

NEWMONT PROPERTY

Pershing County, Nevada

1.

Mining Claims

The following 41 unpatented lode mining claims situated in Pershing County, Nevada in Sections 4 and 10, Township 29 North, Range 30 East, MDB&M:

Claim Name	BLM NMC

Seka 95-112	264542-264559
Seka 1-6, 8-16, 61-64, 73-76	243016-243030, 264508-264511, 264520-264523

2.

Leased Lands (Minerals Lease -  4,396.44 acres)

Newmont’s interest under that certain Minerals Lease (29-OSP-0006) dated August 17,

1987, between Nevada Land and Resource Company LUC, successor in interest to Southern

Pacific Land Company, and Newmont USA Limited, successor in interest to SFP Minerals

Corporation, insofar and only insofar as it pertains to the following property:

Township 30 North, Range 30 East, MDB&M:
Section 27;	All (640 acres)
Section 33;	All (640 acres)
Section 35;	N1/2, SE1/4, N1/2SW1/4 (560 (acres)

Township 29 North, Range 30 East, MDB&M:
Section 3;	Lots 1-4, S1/2N1/2, S1/2 (All, 639.12 acres)
Section 5;	Lots 1-4, S1/2N1/2, S1/2 (All, 637.32 acres)
Section 11;	All (640 acres)
Section 17;	All (640 acres)

3.

Owned Lands —Surface & Minerals — (1,280 acres)

Newmont’s fee ownership interest insofar and only insofar as it pertains to the following property:

Township 29 North, Range 30 East, MDB&M:
Section 9;	All (640 acres)
Section 15;	All (640 acres)

EXHIBIT B

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

Exhibit B

AREA OF INTEREST

Pershing County, Nevada

Township 30 North, Range 30 East, MDB&M; Sections 32-35,

Township 29 North, Range 30 East, MDB&M; Sections 2-5, 8-11, 14-17.

EXHIBIT C

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

POSITIVE FEASIBILITY STUDY

“Positive Feasibility Study” means a detailed report that recommends the development of a mine on a portion of the Newmont Property or Area of Interest (collectively, “Property”) and includes at least the following information:

1.

A description of that part of the Property to be covered by the proposed mine;

2.

The estimated recoverable reserves of minerals and the estimated composition and content thereof;

3.

The proposed procedure for development and mining production;

4.

Results of ore amenability tests (if any);

5.

The nature and extent of the mine facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the report shall also include a preliminary design for such mill;

6.

The total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

7.

All environmental impact studies and costs;

8.

The period in which it is proposed that the Property be brought into commercial production;

9.

A forecast of total cash flow from the proposed mine over the projected life of mine (“cash flow” shall be calculated in the same manner that Newmont Mining Corporation uses for reporting in its U.S. Securities and Exchange Commission filings);

10.

Such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

11.

Working capital requirements for the initial four months of operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances; which is in such form as is necessary to substantially meet the standards of North American financial institutions for the purpose of determining the advisability of providing project financing on a commercial competitive basis taking into consideration all relevant criteria deemed to be both normal and prudent for the mining industry at that time.

EXHIBIT D

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

QUIT CLAIM DEED AND ASSIGNMENT

[BUY-OUT OPTION]

When recorded, return to:

AuEx, Inc.

[Address]

This Quit Claim Deed and Assignment (“Agreement”) is between NEWMONT USA

LIMITED, a Delaware Corporation, d/b/a NEWMONT MINING CORPORATION, whose address is One Norwest Center, 1700 Lincoln Street, Suite 3600, Denver, Colorado 80203

(“Grantor”), and AUEX, INC., a Nevada corporation, whose address is 940 Matley Lane, Suite

17, Reno, Nevada 89502 (“Grantee”).

1.

Conveyance.

For valuable consideration, the sufficiency of which is hereby acknowledged, Grantor:

(i) conveys and quit claims to Grantee, Grantor’s entire interest in those unpatented mining claims located in Pershing County, Nevada that are described in Part A of Exhibit 1 to this Agreement (“Mining Claims”); (ii) conveys and quit claims to Grantee, Grantor’s entire interest in those lands located in Pershing County, Nevada, that are described in Part B of Exhibit 1 to this Agreement (“Owned Lands”) and (iii) assigns to Grantee, all of its rights, title and interest in those teased lands identified in Exhibit 2 hereto (“Leased Lands”). Grantor agrees to assume all lease obligations applicable to the Leased Lands. The Mining Claims, Owned Lands and Leased Lands are collectively referred to herein as the “Property.” This conveyance is subject to the rights and obligations under that Royalty Deed between Grantor and Grantee, bearing even date herewith, as well as the terms of this Agreement.

2.

Transfer of Interests, Right of First Offer.

(a)

If, within 90years of the effective date of this Agreement, Grantee intends to transfer all or any part of its interest in the Property, or in any lands or minerals within the Area of Interest, as defined in Exhibit 3 hereto (the “Offered Property”), it shall promptly notify Grantor. This notice shall specifically identify the Offered Property and shall state the price and all other pertinent terms and conditions of the intended transfer, on such terms as Grantee is willing to accept, which shall be for monetary consideration only. Grantee shall include with such notice all factual data in its possession pertaining to the Offered Property that was not previously provided to Grantor. Grantor shall have 30 days from the date such notice is delivered or until 90 years from the effective date of this Agreement, whichever is sooner, to notify Grantee whether it elects to acquire the Offered Property at the same price and on the same terms as set forth in the notice. If Grantor does elect to acquire the Offered Property, such closing shall occur within 30 days after notice of such election is delivered to Grantee. If Grantor fails to provide Grantee with notice of its election to acquire the Offered Property within such 30 days, such failure shall be deemed to be an election to not acquire the property. If Grantor elects to not acquire the Offered Property, Grantee shall have 180 days following the expiration of such period to complete the transfer of the entire Offered Property to a third party at a price and on terms no less favorable to Grantee than those set forth in its notice to Grantor. Such transfer may be made only if the transferee agrees in writing with Grantor to assume Grantee’s obligations under this Agreement with respect to the transferred interests; provided, however, no transfer of any interest in the Property shall relieve Grantee of its obligations under this Agreement, unless Grantor otherwise agrees in writing. Grantee shall be entitled to sell the Offered Property for non-cash consideration only where such consideration has a monetary value equal to or greater than the cash price at which the Offered Property was offered to Grantor. If Grantee fails to complete the transfer of the entire Offered Property to a third party within that period, Grantor’s right of first refusal in the Offered Property shall be revived. Any subsequent proposal by Grantee to transfer the Offered Property, or any part thereof, shall be conducted in accordance with all of the procedures set forth in this Section. This obligation will apply to Grantee and any successor (including Affiliates or successor by merger), but shall not apply to (i) any equity offering made by Grantee, (ii) any frill or partial sale of Grantee made other than to circumvent this restriction, (iii) a transfer to a wholly-owned affiliate, (iv) a joint venture to which Grantee is a party, (v) a corporate consolidation or reorganization by Grantee, or (vi) a corporate merger or amalgamation by Grantee, provided that the acquiring or new party shall agree in writing to assume Grantee’s obligations under this Agreement, or any other agreement hereunder.

(b)

Grantor may sell, transfer or assign any of its interests in this Agreement.

3.

Feasibility Study. Prior to the Commercial Production Date, Grantee shall prepare and deliver to Grantor a notice that includes: (i) a Positive Feasibility Study, as defined in Exhibit 4 hereto covering the portion of the Expenditure Property on which Grantee intends to commence production, (ii) all factual data relating to the Property and Area of Interest not previously provided to Grantor, and (iii) a detailed summary of all Expenditures made by Grantee through the date of completion of the Positive Feasibility Study.

The Commercial Production Date means the first day following the day in which the production of marketable ores, minerals or mineral resources from any part of the Expenditure Property reaches a cumulative gross value of at least One Million Dollars ($1,000,000.00), as determined based on the applicable market prices listed in Section 2(a) of the Royalty Deed attached as Exhibit F to the Lease and Sublease.

4.

Venture Option.

(a)

Grantor shall have an option to enter into a venture agreement with Grantee (the “Venture Option”) covering the Property and any property within the Area of

Interest that Grantee then owns, controls or holds any other interest in (collectively, the “Venture Property”). Grantor may exercise the Venture Option as follows:

(i)

Prior to $5,000,000 in Expenditures and Positive Feasibility. At any time prior to Grantee expending Five Million Dollars ($5,000,000) in Expenditures, or delivering to Grantor a Positive Feasibility Study under Section 3 above, Grantor may elect the Venture Option by notifying Grantee in writing of such election. Within thirty (30) days after delivery of such notice, Grantee shall deliver to Grantor all factual data not previously provided to Grantor relating to the Property and Area of Interest, and a detailed summary of all Expenditures made from the Effective Date of the Lease and Sublease through the date of delivery of Grantor’s election notice: As its initial contribution under the Venture Agreement (defined below), Grantor shall pay all future Venture expenses up to an amount equal to two hundred fifty percent (250%) of the Expenditures made by Grantee from the Effective Date of the Lease and Sublease through the date Grantor delivers to Grantee notice of its election to exercise the Venture Option.

(ii)

Upon $5,000,000 in Expenditures and Before Positive Feasibility. If, at the time Grantee completes Five Million Dollars ($5,000,000) in Expenditures, Grantor has not previously elected the Venture Option and Grantee has not previously delivered to Grantor a Positive Feasibility Study under Section 3 above, within 30 days after completing $5,000,000 in Expenditures, Grantee shall deliver to Grantor written notice, which notice shall include all factual data not previously provided to Grantor relating to the Property and Area of interest, and a detailed summary of all Expenditures made by Grantee from the Effective Date of the Lease and Sublease through the date of the notice. Grantor may thereafter elect the Venture Option, if at all, by notifying Grantee in writing of such election within 60 days of receipt of said notice and information. As its initial contribution under the Venture Agreement, Grantor shall pay all future Venture expenses up to an amount equal to two hundred and fifty percent (250%) of the Expenditures made by Grantee from the Effective Date of the Lease and Sublease through the date Grantor delivers to Grantee notice of its election to exercise the Venture Option.

(iii)

After $5,000,000 in Expenditures and Before Positive Feasibility. If Grantor has not previously elected the Venture Option under Sections 4(a)(i) or 4(a)(ii), at any time after the expiration of the 60-day election period under Section 4(a)(ii) and prior to Grantee’s delivery to Grantor of a Positive Feasibility Study under Section 3 above, Grantor may elect the Venture Option by notifying Grantee in writing of such election. Upon receipt of such notice Grantee shall promptly provide to Grantor all factual data relating to the Property and Area of Interest not already provided and a detailed summary of all Expenditures made by Grantee from the Effective Date of the Lease and Sublease through the date of delivery of Grantor’s election notice. As its initial contribution under the Venture Agreement, Grantor shall (i) within 30 days of delivery of such data and Expenditure summary pay to Grantee in cash by certified check or wire transfer an amount equal to fifty percent (50%) of those properly documented Expenditures; and (ii) thereafter pay all future Venture expenses up to an amount equal to two hundred percent (200%) of all such Expenditures.

(iv) Upon Delivery of a Positive Feasibility Study. If Grantor has not previously elected the Venture Option, at any time within 60 days after Grantee completes and delivers to Grantor a Positive Feasibility Study under Section 3 above, Grantor may elect the

Venture Option by notifying Grantee in writing of such election. As its initial contribution under the Venture Agreement, Grantor shall (i) within 90 days of its receipt of the Positive Feasibility Study pay to Grantee in cash by certified check or wire transfer an amount equal to fifty percent (50%) of all properly documented Expenditures made by Grantee from the Effective Date of the Lease and Sublease through the date the Positive Feasibility Study was completed; (ii) thereafter pay all future Venture expenses up to an amount equal to two hundred percent (200%) of such Expenditures; and (iii) provide Grantee with optional financing backstop until the Commercial Production Date. Grantee shall elect the optional financing backstop, if at all, by delivering to Grantor written notice of such election within 30 days after delivery of Grantor’s notice to elect the Joint Venture Option under this Section 4(a)(iv). If Grantee elects the optional financing backstop, the Venture Agreement shall provide that Grantor will finance Grantee’s share of Venture expenses until the Commercial Production Date. Grantor shall then be entitled to recover such paid expenses with interest at the London Interbank Offering Rate (LIBOR) for a term equal to the projected cash flow from operations, using straight line interpolation, plus three percent (3%), out of eighty percent (80%) of Grantee’s share of Venture proceeds. LIBOR means an annual rate equal to the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Rate Settlement Rate for deposits in dollars for a term of six months.

(v)

During completion of its initial contribution under Section 4(a)(i), 4(a)(ii), 4(a)(iii) or 4(a)(iv), Grantor shall have complete discretion to determine the location, extent, nature and timing of all work by or on behalf of the Venture (“Earn-In Expenditures”), provided that Grantor shall spend a minimum of Five Hundred Thousand Dollars ($500,000.00) in Earn-In Expenditures during each 12-month period after the date of the Venture Agreement until earn-in is complete, and will complete the work and expenditures necessary to complete its earn-in with reasonable diligence. Excess Earn-In Expenditures paid by Grantor during any 12-month period may be carried forward and credited against the minimum Earn-In Expenditure requirement for future periods.

(vi)

If Grantor elects the Venture Option under this Section 4(a), Grantee shall contribute, as its initial contribution, all of its right, title and interest in the Property, and any other interests it holds at that time in the Area of Interest, which interests shall be held by the Venture.

(b)

If Grantor elects to exercise the Venture Option under this Section 4, Grantor and Grantee shall, within ninety (90) days of Grantor’s delivery of its election notice, negotiate in good faith and enter into a venture agreement (the “Venture Agreement”), covering the Venture Property, which will generally follow the form of Rocky Mountain Mineral Law Foundation, Form 5, and will include the following terms, in addition to those set forth in Section 4(a):

(i)

The initial participating interests of Grantor and Grantee shall be fifty-one percent (51%) and forty-nine percent (49%), respectively, provided however, that Grantor may elect, in its sole discretion, to acquire an additional fourteen percent (14%) participating interest (for a total participating interest of 65%, subject to any previous dilution by either party) by delivering notice of such election to Grantee within sixty (60) days of approval by the Venture to construct a mine capable of Commercial Production (as defined in Section 3 above) on the Venture Property. If Grantor elects to acquire the additional fourteen percent (14%) participating interest, Grantor shall pay to Grantee in cash by certified check or wire transfer an amount equal to 1 .1 times the net present value of fourteen percent (14%) of forecast pre-tax cash flow, as defined in Exhibit 4 hereto, from operations based on the Positive Feasibility Study supporting the Venture decision to adopt the mine development program. The discount rate used to calculate the net present value shall be equal to LIBOR for a term equal to the projected pre-tax cash flow from operations, using straight line interpolation, plus three percent (3%).

(ii)

Grantor shall be the manager of the Venture so long as it maintains a fifty percent (50%) or greater participating interest in the Venture. After Grantor completes the Earn-In Expenditures, the manager of the Venture shall earn a management fee from the Venture of(a) ten percent (10%) of the Venture exploration expenditures during exploration (except for invoices exceeding $50,000.00, in which case the fee would be five percent (5%) for the amount over $50,000.00), (b) five percent (5%) of Venture development expenses during mine development, and (c) seven dollars ($7.00) per ounce of gold produced from the Venture Property during production and ten cents ($0.10) per ounce of silver produced from the Venture Property during production. After production commences, the management fee under Section 4(b)(ii)(c) will be adjusted to reflect the manager’s actual cost experience, so that the manager makes neither a profit nor loss from being manager.

(iv)

A management committee shall be formed, consisting of two representatives from each Venture party. The management committee members shall have voting rights in proportion to the parties’ respective participating interests. Upon completion of Grantor’s initial contribution, the manager shall present work programs and budgets to the management committee for approval. In the event of a tie vote, the manager shall have the deciding vote.

(iv)

After Newmont’s completion of its initial contribution as prescribed in Section 4(a), the parties shall be required to fund future Venture expenditures in proportion to their participating interests. If either party elects not to contribute its proportionate share to an approved program and budget, once joint funding commences, such party’s participating interest shall be subject to straight-line dilution, based upon the formula contained in the definitive Venture Agreement. If either party elects to contribute to an approved program and budget, but fails to make such contribution, the amount of dilution shall be twice the amount that would have occurred if the defaulting party initially elected not to contribute. In the event that either party’s participating interest is diluted to below ten percent (10%), it shall relinquish its participating interest to the other party, in return for a royalty deed conveying a one percent (1%) net smelter returns royalty, as defined in Exhibit F to the Lease and Sublease.

(v)

The environmental indemnifications of Grantee under Section 8 of this Agreement shall cease with respect to the participating interest in the Property acquired by Grantor pursuant to the Venture Option, but shall otherwise survive under the Venture Agreement.

(vi)

If, after execution of the Venture Agreement, any party subsequently acquires any interest in real property within the Area of Interest, it shall notify the other party, and such other party shall have the option to have such property included as part of the Venture Property, upon payment of its proportionate share of the acquisition costs.

(vii)

In the event either party decides to sell, transfer or assign its interest in the Venture or Venture Property, the other party shall have a right of first offer under terms similar to those set forth in Section 13 of the Lease and Sublease.

(viii)

The Venture shall have the obligation to maintain the Venture Property in good standing and shall be solely responsible for all future permitting and bonding for activities on the Venture Property.

(ix)

The Manager shall prepare and distribute to the Venture

Agreement parties monthly reports summarizing the activities and expenses of the Venture during the previous month.

5.

Preferential Processing Right. Grantor reserves a preferential right to process any ores developed within or from the Property or any other property within the Area of Interest, pursuant to the terms of this Section. Prior to Grantee commencing construction of a mine within any portion of the Property or Area of Interest, which would involve milling, or the use of processing technology other than oxide heap leaching (such as oxide milling for processing oxide ore, and pressure oxidation, roasting, floatation and bio-oxidation for processing sulfide ore) (hereinafter “Processing”), Grantee shall notify Grantor, as soon as practicable, of the intended production rate, timing and technology to be used. Grantor shall have 60 days after the delivery of such notice, within which to notify Grantee that Grantor desires to negotiate with them for the use of Grantor’s processing facilities, or one or more of Grantor’s proprietary (patented) processing technologies to perform such Processing. If Grantor provides such notice to Grantee, the parties shall thereafter promptly meet and negotiate in good faith, the arm’s-length terms pursuant to which Grantor would conduct such Processing.

6.

Abandonment. If, within 90 years from the effective date of this Agreement, Grantee decides to abandon any of the Mining Claims, it shall notify Grantor in writing of said intent at least 60 days prior to the effective date of such abandonment. Grantor shall have 60 days to elect to have such property, which Grantee intends to abandon, reconveyed to Grantor, with such reconveyance to be completed within 30 days of Grantor’s written notice to Grantee.

If Grantor elects to not acquire such property to be abandoned, or fails to respond to Grantee within said 60 days, Grantee shall be free to abandon such claim or claims. In the event Grantor elects to reacquire such claims, Grantee shall deliver to Grantor a deed reconveying to Grantor the claims in good standing, free and clear of all liens and encumbrances created by or under Grantee, together with copies of all factual data obtained by Grantee in conducting work on the claims. Upon abandonment or reconveyance to Grantor, Grantee shall remain obligated to promptly reclaim all disturbance caused by its activities on the claims in accordance with all applicable legal requirements, unless Grantor decides in its sole discretion that it desires to further utilize such disturbance (e.g. drill roads, trench etc.), in which event Grantor shall assume such reclamation obligation in writing and relieve Grantee of the performance thereof.

7.

Property As Is. Grantee acknowledges that it has been given full access to the Property for its due diligence review. Grantee acknowledges that the Property may have environmental and physical conditions related to prior mineral exploration or mining activities, including, but not limited to pits, adits, shafts and roads. Grantee is acquiring the Property “as is” without warranty of any kind as to the condition, suitability or usability of the Property for any purpose, or the ability to obtain any necessary permits or authorizations to access or mine the Property. The parties intend that this “as is” provision shall be effective specifically with respect to environmental conditions, and any and all common law or statutory claims with respect thereto. Subject to Section 9 below, Grantee assumes the risk of any environmental contamination, hazardous substances and other conditions on or related to the Property and overlying surface.

8.

Indemnities. Except as provided in Section 9 below, Grantee shall fully indemnify, defend, release and hold harmless Grantor, its affiliates and successors, and their officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including without limitation, loss due to injury or death, reasonable attorneys fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), arising out of or relating to any claim or cause of action relating in any way to conditions, operations or other activities, whether known or unknown, at, or in connection with the Property or overlying surface, including, but not limited to any environmental conditions, regardless of whether such conditions were created before or after the date of this Agreement, which arises in whole or in part under any federal, state or local law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage.

9.

Trinity Project Reclamation. Grantee acknowledges that Grantor has completed reclamation of historic disturbance associated with the Trinity Silver Mine and has received water pollution control permit number NEV008703 1 from the Nevada Division of Environmental Protection, authorizing closure and monitoring of the Trinity Silver Mine. Grantor reserves for itself and its former joint venture partner, Pacific Coast Mines, Inc., and their respective affiliates, successors, contractors and assigns, access to, across and on the Property for monitoring purposes and to take any actions necessary to fulfill any other reclamation or closure obligations that the responsible agencies may require. Grantee shall not be responsible for the cost of compliance with any closure, reclamation or monitoring obligations for the prior operations at Trinity Silver Mine, so long as Grantee complies with the notice and consent requirement of this Section 9. Grantee shall provide at least 30 days written notice to Grantor of any activities within the area depicted on Exhibit 5. Grantor’s written consent shall be required prior to Grantee initiating any activities within the area depicted on Exhibit 5.

10.

Covenants Run With The Land. All covenants, conditions, indemnities, and limitations contained in this Agreement shall run with the land, and are binding upon the parties to this Agreement, and their heirs, representatives, successors and assigns.

11.

Notices. All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) sent by overnight mail by a courier that maintains a detailed tracking system. Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, (iii) if by mail, on the date of delivery as shown on the actual receipt, and (iv) if by courier as documented by the courier’s tracking system. If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day (“business day” means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.) A party may change its address from time to time by notice to the other party as indicated above. All notices to Grantor shall be addressed to:

Newmont Mining Corporation

1700 Lincoln Street, Suite 3600

Denver, Colorado 80203

Attn: Land Department

Telecopier No.:

(303) 837-5851

All notices to Grantee shall be addressed to:

AuEx, Inc.

940 Matley Lane, Suite 17

Reno, Nevada 89502

Attn: Ron Parratt

Telecopier No.:

(775) 828-3729

12. Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to that State’s conflicts of laws provisions.

Dated this ____ day of

, 2005.

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

By:
Name:
Title:

AUEX, INC.

By:
Name:
Title:

STATE OF COLORADO

)

)ss.

CITY & COUNTY OF DENVER

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

STATE OF __________

)

)ss.

COUNTY OF ______________

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________AUEX, INC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

EXHIBIT 1

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

[List the Mining Claims and Owned Lands that remain subject to the Minerals Lease and Sublease Agreement at the time this Quit Claim Deed and Assignment is executed]

EXHIBIT 2

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

LEASED LANDS

[List the Leased Lands that remain subject to the Minerals Lease and Sublease at the time this Quit Claim Deed and Assignment is executed]

EXHIBIT 3

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

AREA OF INTEREST

Pershing County, Nevada

Township 30 North, Range 30 East, MDB&M; Sections 32-35,

Township 29 North, Range 30 East, MDB&M; Sections 2-5, 8-11, 14-17.

EXHIBIT 4

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

POSITIVE FEASIBILITY STUDY

“Positive Feasibility Study” means a detailed report that recommends the development of a mine on a portion of the Property or Area of Interest (collectively, “Expenditure Property”) and includes at least the following information:

1.

A description of that part of the Expenditure Property to be covered by the proposed mine;

2.

The estimated recoverable reserves of minerals and the estimated composition and content thereof;

3.

The proposed procedure for development and mining production;

4.

Results of ore amenability tests (if any);

5.

The nature and extent of the mine facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the report shall also include a preliminary design for such mill;

6.

The total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

7.

All environmental impact studies and costs;

8.

The period in which it is proposed that the Expenditure Property be brought into commercial production;

9.

A forecast of total cash flow from the proposed mine over the projected life of mine (“cash flow” shall be calculated in the same manner that Newmont Mining Corporation uses for reporting in its U.S. Securities and Exchange Commission filings);

10.

Such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

11.

Working capital requirements for the initial four months of operation of the Expenditure Property as a mine or such longer period as may be reasonably justified in the circumstances; which is in such form as is necessary to substantially meet the standards of North American financial institutions for the purpose of determining the advisability of providing project financing on a commercial competitive basis taking into consideration all relevant criteria deemed to be both normal and prudent for the mining industry at that time.

EXHIBIT 5

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

EXHIBIT E

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

QUIT CLAIM DEED AND ASSIGNMENT

When recorded, return to:

AuEx, Inc.

[Address]

This Quit Claim Deed and Assignment (“Agreement”) is between NEWMONT USA

LIMITED, a Delaware Corporation, d/b/a NEWMONT MINING CORPORATION, whose address is One Norwest Center, 1700 Lincoln Street, Suite 3600, Denver, Colorado 80203

(“Grantor”), and AUEX, INC., a Nevada corporation, whose address is 940 Matley Lane, Suite

17, Reno, Nevada 89502 (“Grantee”).

1.

Conveyance.

For valuable consideration, the sufficiency of which is hereby acknowledged, Grantor:

(i) conveys and quit claims to Grantee, Grantor’s entire interest in those unpatented mining claims located in Pershing County, Nevada that are described in Part A of Exhibit 1 to this Agreement (“Mining Claims”); (ii) conveys and quit claims to Grantee Grantor’s entire interest in those lands located in Pershing County, Nevada, that are described in Part B of Exhibit 1 to this Agreement (“Owned Lands”) and (iii) assigns to Grantee, all of its rights, title and interest in those leased lands identified in Exhibit 2 hereto (“Leased Lands”). Grantor agrees to assume all lease obligations applicable to the Leased Lands. The Mining Claims, Owned Lands and Leased Lands are collectively referred to herein as the “Property.” This conveyance is subject to the rights and obligations under that Royalty Deed between Grantor and Grantee, bearing even date herewith, as well as the terms of this Agreement.

2.

Transfer of Interests, Right of First Offer.

(a)

If, within 90years of the effective date of this Agreement, Grantee intends to transfer all or any part of its interest in the Property, or in any lands or minerals within the Area of Interest, as defined in Exhibit 3 hereto (the “Offered Property”), it shall promptly notify Grantor. This notice shall specifically identify the Offered Property and shall state the price and all other pertinent terms and conditions of the intended transfer, on such terms as Grantee is willing to accept, which shall be for monetary consideration only. Grantee shall include with such notice all factual data in its possession pertaining to the Offered Property that was not previously provided to Grantor. Grantor shall have 30 days from the date such notice is delivered or until 90 years from the effective date of this Agreement, whichever is sooner, to notify Grantee whether it elects to acquire the Offered Property at the same price and on the same terms as set forth in the notice. If Grantor does elect to acquire the Offered Property, such closing shall occur within 30 days after notice of such election is delivered to Grantee. If

Grantor fails to provide Grantee with notice of its election to acquire the Offered Property within such 30 days, such failure shall be deemed to be an election to not acquire the property. If Grantor elects to not acquire the Offered Property, Grantee shall have 180 days following the expiration of such period to complete the transfer of the entire Offered Property to a third party at a price and on terms no less favorable to Grantee than those set forth in its notice to Grantor. Such transfer may be made only if the transferee agrees in writing with Grantor to assume Grantee’s obligations under this Agreement with respect to the transferred interests; provided, however, no transfer of any interest in the Property shall relieve Grantee of its obligations under this Agreement, unless Grantor otherwise agrees in writing. Grantee shall be entitled to sell the Offered Property for non-cash consideration only where such consideration has a monetary value equal to, or greater than the cash price at which the Offered Property was offered to Grantor. If Grantee fails to complete the transfer of the entire Offered Property to a third party within that period, Grantor’s right of first refusal in the Offered Property shall be revived. Any subsequent proposal by Grantee to transfer the Offered Property, or any part thereof, shall be conducted in accordance with all of the procedures set forth in this Section. This obligation will apply to Grantee and any successor (including Affiliates or successor by merger), but shall not apply to (i) any equity offering made by Grantee, (ii) any full or partial sale of Grantee made other than to circumvent this restriction, (iii) a transfer to a wholly-owned affiliate, (iv) a joint venture to which Grantee is a party, (v) a corporate consolidation or reorganization by Grantee, or (vi) a corporate merger or amalgamation by Grantee, provided that the acquiring or new party shall agree in writing to assume Grantee’s obligations under this Agreement, or any other agreement hereunder.

(b)

Grantor may sell, transfer or assign any of its interests in this Agreement.

3.

Preferential Processing Right. Grantor is granted a preferential right to process any ores developed within or from the Property or any other property within the Area of Interest, pursuant to the terms of this Section. Prior to Grantee commencing construction of a mine within any portion of the Property or Area of Interest, which would involve milling, or the use of processing technology other than oxide heap leaching (such as oxide milling for processing oxide ore, and pressure oxidation, roasting, floatation and bio-oxidation for processing sulfide ore) (hereinafter “Processing”), Grantee shall notify Grantor, as soon as practicable, of the intended production rate, timing and technology to be used. Grantor shall have 60 days after the delivery of such notice, within which to notify Grantee that Grantor desires to negotiate with them for the use of Grantor’s processing facilities, or one or more of Grantor’s proprietary (patented) processing technologies to perform such Processing. If Grantor provides such notice to Grantee, the parties shall thereafter promptly meet and negotiate in good faith, the arm’s-length terms pursuant to which Grantor would conduct such Processing.

4.

Abandonment. If, within 90 years from the effective date of this Agreement, Grantee decides to abandon any of the Mining Claims, it shall notify Grantor in writing of said intent at least 60 days prior to the effective date of such abandonment. Grantor shall have 60 days to elect to have such property, which Grantee intends to abandon, reconveyed to Grantor, with such reconveyance to be completed within 30 days of Grantor’s written notice to Grantee.

If Grantor elects to not acquire such property to be abandoned, or fails to respond to Grantee within said 60 days, Grantee shall be free to abandon such claim or claims. In the event Grantor elects to reacquire such claims, Grantee shall delver to Grantor a deed reconveying to Grantor the claims in good standing, free and clear of all liens and encumbrances created by or under Grantee, together with copies of all factual data obtained by Grantee in conducting work on the claims. Upon abandonment or reconveyance to Grantor, Grantee shall remain obligated to promptly reclaim all disturbance caused by its activities on the claims in accordance with all applicable legal requirements, unless Grantor decides in its sole discretion that it desires to further utilize such disturbance (e.g. drill roads, trench etc.), in which event Grantor shall assume such reclamation obligation in writing and relieve Grantee of the performance thereof

5.

Property As Is. Grantee acknowledges that it has been given full access to the Property for its due diligence review. Grantee acknowledges that the Property may have environmental and physical conditions related to prior mineral exploration or mining activities, including; but not limited to pits, adits, shafts and roads. Grantee is acquiring the Property “as is” without warranty of any kind as to the condition, suitability or usability of the Property for any purpose, or the ability to obtain any necessary permits or authorizations to access or mine the Property. The parties intend that this “as is” provision shall be effective specifically with respect to environmental conditions, and any and all common law or statutory claims with respect thereto. Subject to Section 7 below, Grantee assumes the risk of any environmental contamination, hazardous substances and other conditions on or related to the Property and overlying surface.

6.

Indemnities. Grantee shall fully indemnify, defend, release and hold harmless Grantor, its affiliates and successors, and their officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including without limitation, loss due to injury or death, reasonable attorneys fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), arising out of or relating to any claim or cause of action relating in any way to conditions, operations or other activities, whether known or unknown, at, or in connection with the Property or overlying surface, including, but not limited to any environmental conditions, regardless of whether such conditions were created before or after the date of this Agreement, which arises in whole or in part under any federal, state or local law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage. The provisions of this Section 6 shall survive any reconveyance to Grantor under Section 4 above.

7.

Trinity Project Reclamation. Grantee acknowledges that Grantor has completed reclamation of historic disturbance associated with the Trinity Silver Mine and has received water pollution control permit number NEV0087031 from the Nevada Division of Environmental Protection, authorizing closure and monitoring of the Trinity Silver Mine. Grantor reserves for itself and its former joint venture partner, Pacific Coast Mines, Inc., and their respective affiliates, successors, contractors and assigns, access to, across and on the Property for monitoring purposes and to take any actions necessary to fulfill any other reclamation or closure obligations that the responsible agencies may require. Grantee shall not be responsible for the cost of compliance with any closure, reclamation or monitoring obligations for prior operations at the Trinity Silver Mine, so long as Grantee complies with the notice and consent requirement of this Section 7. Grantee shall provide at least 30 days written notice to Grantor of any activities within the area depicted on Exhibit 4. Grantor’s written consent shall be required prior to Grantee initiating any activities within the area depicted on Exhibit 4.

8.

Covenants Run With The Land. All covenants, conditions, indemnities, and limitations contained in this Agreement shall run with the land, and are binding upon the parties to this Agreement, and their heirs, representatives, successors and assigns.

9.

Notices. All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) sent by overnight mail by a courier that maintains a detailed tracking system.. Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, (iii) if by mail, on the date of delivery as shown on the actual receipt, and (iv) if by courier as documented by the courier’s tracking system. If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day (“business day” means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.) A party may change its address from time to time by notice to the other party as indicated above. All notices to Grantor shall be addressed to:

Newmont Mining Corporation

1700 Lincoln Street, Suite 3600

Denver, Colorado 80203

Attn: Land Department

Telecopier No.:

(303) 837-5851

All notices to Grantee shall be addressed to:

AuEx, Inc.

940 Matley Lane, Suite 17

Reno, Nevada 89502

Attn: Ron Parratt

Telecopier No.:

(775) 828-3729

10.

Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to that State’s conflicts of laws provisions.

Dated this ____ day of ___________, 2005.

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

By:
Name:
Title:

AUEX, INC.

By:
Name:
Title:

STATE OF COLORADO

)

)ss.

CITY & COUNTY OF DENVER

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

STATE OF __________

)

)ss.

COUNTY OF ______________

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________AUEX, INC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

EXHIBIT 1

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

[List

the Mining Claims and Owned Lands that remain subject to the Minerals Lease and Sublease at the time this Quit Claim Deed and Assignment is executed]

EXHIBIT 2

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

LEASED LANDS

[List the Leased Lands that remain subject to the Minerals Lease and Sublease at the time this Quit Claim Deed and Assignment is executed]

EXHIBIT 3

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

AREA OF INTEREST

Pershing County, Nevada

Township 30 North, Range 30 East, MDB&M; Sections 32-25,

Township 29 North, Range 30 East, MDB&M; Sections 2-5, 8-11, 14-17.

EXHIBIT 4

TO QUIT CLAIM DEED AND ASSIGNMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

EXHIBIT F

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

When recorded, return to:

Land Department

Newmont Mining Corporation

1700 Lincoln, Suite 3600

Denver, Colorado 80203

ROYALTY DEED

THIS ROYALTY DEED (hereafter, the “Deed”), effective as of the ____ day of______, is by and between AUEX, INC., a Nevada corporation, whose address is 940 Matley Lane,

Suite 17, Reno, Nevada 89502 (“Grantor”) and NEWMONT USA LIMITED, a Delaware

Corporation, d/b/a NEWMONT MINING CORPORATION, whose address is 1700 Lincoln

Street, Suite 3600, Denver, Colorado 80203 (“Newmont”).

WHEREAS, pursuant to that Quit Claim Deed and Assignment, dated __________ _____ between Grantor and Newmont (“Agreement”), Newmont has conveyed to Grantor its interest in the Property (defined below) subject to the terms of that Agreement and this Deed;

NOW, THEREFORE, Grantor, for and in consideration of the sum of $10.00 lawful money of the United States of America, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has remised, released, sold, transferred, conveyed and quitclaimed, and by these presents does remise, release, sell, transfer, convey and forever quitclaim unto Newmont a production royalty (the “Production Royalty”) on production of Minerals from the Property. For purposes of this Deed, the term “Mineral(s)” shall mean all metals, minerals and mineral rights of whatever kind and nature that Grantor holds or acquires in the Property (defined below) and within the Area of Interest (defined below).

1.

Property Subject to Production Royalty; After-Acquired Title.

(a)

The Production Royalty shall be a royalty interest in and a burden upon the property more particularly described on Exhibit 1 to this Deed (the “Property”).

(b)

If, within 90 years of the date of this Deed, Grantor acquires any rights, title or interests in any minerals or other real property within the Area of Interest, as defined in Exhibit 2 to this Deed, Grantor shall promptly notify Newmont, and execute and deliver to Newmont an amendment to this Deed, which includes such acquired rights, title or interests in the Property that is subject to this Deed.

2.

Production Royalty. Grantor shall pay to Newmont a perpetual Production Royalty in an amount equal to the applicable percentage of Net Smelter Returns (defined below) set forth in this Section 2 from the sale or other disposition of all Minerals produced from the Property, determined in accordance with the provisions set forth in this Deed:

(a)

Royalty Rate for Production from Property

(i)

The royalty rate for gold and platinum group metals produced from the Property shall be determined based on the monthly average of the London Bullion Market, Afternoon Fix, gold spot prices for the preceding calendar month according to the following schedule:

Net Smelter Return Percentage	Monthly Average Gold Price (U.S.$/ounce)
2%	$300 or less
3%	Greater than $300 up to $400
4%	Greater than $400 up to $500
5%	Greater than $500

(ii)

The royalty rate for silver produced from the Property shall be determined based on the monthly average of the New York Mercantile Exchange final spot prices for the preceding calendar month according to the following schedule:

Net Smelter Return Percentage	Monthly Silver Price (U.S.$/ounce)Average
2%	$5.00 or less
3%	Greater than $5.00 up to $8.00
4%	Greater than $8.00 up to $10.00
5%	Greater than $10.00

(iii)

The royalty rate for all Minerals, other than gold, silver and platinum group metals, and the beneficiated products thereof (“Other Minerals”), produced from the Property shall be three and one-half percent (3.5%) of Net Smelter Returns (defined below).

(iv)

After (a) the Commercial Production Date, and (b) the price of silver (based on the market price specified in Section 2(a)(ii) above) has remained above ten dollars ($10.00) for 30 consecutive trading days (“Election Date”), Grantor shall have a one-time option to reduce by one percent (1%) the Production Royalty rates in Sections 2(a)(i) and 2(a)(ii) by paying to Newmont, in cash, by certified check or wire transfer, 1.1 times the proforma net present value of that incremental one percent (1%) royalty based on the then current Positive Feasibility Study, as defined in Section 5 of that Minerals Lease and Sublease between Grantor and Newmont, dated July ____, 2005 (“Election Payment”). Grantor may elect this option only by paying the Election Payment to Grantee within 30 days after the Election Date. The

Commercial Production Date means the first day following the day in which the production of marketable Minerals from the Property reaches a cumulative gross value of one million dollars ($1,000,000.00) or more.

(b)

Underlying Royalties. In the event Grantor acquires an interest in the minerals of the Primus Resources property within the Area of Interest that becomes part of the Property under Section 1(b) above, and such acquired interest is subject to a reasonable production royalty, Grantor may offset the amount of Production Royalty payable hereunder in any month by the amount of royalty Grantor properly pays on such acquired interest during the same period; provided, however, that in no event shall the royalty payable hereunder in any month be less than a one percent (1%) net smelter return.

(c)

Advance Minimum Royalty. Grantor shall, within 30 days after the Commercial Production Date, pay to Newmont in cash by certified check or wire transfer Two Hundred Fifty Thousand Dollars ($250,000.00) as an advance minimum royalty. Grantor may credit the advance minimum royalty payment against subsequent Production Royalty payments that become due to Newmont under this Deed.

3.

Net Smelter Returns. Net Smelter Returns shall be determined as follows:

(a)

For Precious Metals. Net Smelter Returns, in the case of Precious Metals, shall be determined by multiplying (i) the gross number of troy ounces of Precious Metals recovered from the production from the Property (“Monthly Production”) delivered to the smelter, refiner, processor, purchaser or other recipient of such production (collectively,“Payor”) during the preceding calendar month, by (ii) for gold, the average of the London Bullion Market, Afternoon Fix, spot prices for the preceding calendar month, and for all other Precious Metals, the average of the New York Mercantile Exchange final spot prices for the preceding calendar month for the particular Mineral for which the price is being determined, and subtracting from the product of (i) and (ii) only the following if actually incurred:

(i)

charges imposed by the Payor for refining bullion from doré or concentrates of Precious Metals (“Beneficiated Precious Metals”) produced by Grantor’s final mill or other final processing plant; however, charges imposed by the Payor for smelting or refining of raw or crushed ore containing Precious Metals or other preliminarily processed Precious Metals shall not be subtracted in determining Net Smelter Returns;

(ii)

penalty substance, assaying, and sampling charges imposed by the

Payor for refining Beneficiated Precious Metals contained in such production; and

(iii)

charges and costs, if any, for transportation and insurance of Beneficiated Precious Metals from Newmont’s mill or other final processing plant to places where such Beneficiated Precious Metals are smelted, refined and/or sold or otherwise disposed

of.

In the event the refining of bullion from the Beneficiated Precious Metals contained in such production is carried out in custom toll facilities owned or controlled, in whole or in part, by Grantor, which facilities were not constructed for the purpose of refining Beneficiated

Precious Metals or other Minerals from the Property, then charges, costs and penalties for such refining shall mean the amount Grantor would have incurred if such refining were carried out at facilities not owned or controlled by Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by Grantor with respect to such refining. In the event Grantor receives insurance proceeds for loss of production, Grantor shall pay to Newmont the Royalty percentage of any such insurance proceeds that are received by Grantor for such loss of production.

(b)

For Other Minerals. Net Smelter Returns, in the case of Other Minerals, shall be determined by multiplying (i) the gross amount of the particular Other Mineral contained in the Monthly Production delivered to the Payor during the preceding calendar month by (ii) the average of the New York Commodities Exchange final daily spot prices for the preceding calendar month of the appropriate Other Mineral, and subtracting from the product of (i) and (ii) only the following if actually incurred:

(i)

charges imposed by the Payor for smelting, refining or processing Other Minerals contained in such production, but excluding any and all charges and costs related to Grantor’s mills or other processing plants constructed for the purpose of milling or processing Other Minerals, in whole or in part;

(ii)

penalty substance, assaying, and sampling charges imposed by the Payor for smelting, refining, or processing Other Minerals contained in such production, but excluding any and all charges and costs of or related to Grantor’s mills or other processing plants constructed for the purpose of milling or processing Other Minerals, in whole or in part; and

(iii)

charges and costs, if any, for transportation and insurance of Other Minerals and the beneficiated products thereof from Grantor’s final mill or other final processing plant to places where such Other Minerals are smelted, refined and/or sold or otherwise disposed of

In the event smelting, refining, or processing of Other Minerals are carried out in custom toll facilities owned or controlled, in whole or in part, by Grantor, which facilities were not constructed for the purpose of milling or processing Other Minerals, then charges, costs and penalties for such smelting, refining or processing shall mean the amount Grantor would have incurred if such smelting, refining or processing were carried out at facilities not owned or controlled by Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by Grantor with respect to such smelting and refining.

In the event Grantor receives insurance proceeds for loss of production, Grantor shall pay to Newmont the Royalty percentage of any such insurance proceeds that are received by Grantor for such loss of production.

4.

Other Procedures for Calculating and Paying Production Royalty.

(a)

Payments of Royalty In Cash or In Kind. Royalty payments shall be made to Newmont as follows:

(i)

Royalty In Kind. Newmont may elect to receive its Royalty on Precious Metals from the Property “in cash” or “in kind” as refined bullion. The election may be exercised once per year on a calendar year basis during the life of production from the Property. Notice of election to receive the following year’s Royalty for Precious Metals in cash or in kind shall be made in writing by Newmont and delivered to Grantor on or before November 1 of each year. In the event no written election is made, the Royalty for Precious Metals will continue to be paid as it is then being paid. As of the date of this Deed, Newmont elects to receive its Royalty on Precious Metals “in cash.” Royalties on Other Minerals shall not be payable in kind.

(A)

If Newmont elects to receive its Royalty for Precious Metals in kind, Newmont shall open a bullion storage account at each refinery or mint designated by Grantor as a possible recipient of refined bullion in which Newmont owns an interest. Newmont shall be solely responsible for all costs and liabilities associated with maintenance of such account or accounts, and Grantor shall not be required to bear any additional expense with respect to such in-kind payments.

(B)

Royalty will be paid by the deposit of refined bullion into

Newmont’s account. On or before the 25th day of each calendar month following a calendar month during which production and sale or other disposition occurred, Grantor shall deliver written instructions to the mint or refinery, with a copy to Newmont, directing the mint or refinery to deliver refined bullion due to Newmont in respect of the Royalty, by crediting to Newmont’s account the number of ounces of refined bullion for which Royalty is due; provided, however, that the words “other disposition” as used in this Deed shall not include processing, milling, beneficiation or refining losses of Precious Metals. The number of ounces of refined bullion to be credited will be based upon Newmont’s share of the previous month’s production and sale or other disposition as calculated pursuant to the commingling provisions of Section 4(d) hereof

(C)

Royalty payable in kind on platinum group metals shall be converted to the gold equivalent of such platinum group metals by using the average monthly spot prices for Precious Metals described in Section 2(a).

(D)

Title to refined bullion delivered to Newmont under this

Deed shall pass to Newmont at the time such bullion is credited to Newmont’s account at the mint or refinery.

(E)

Newmont agrees to hold harmless Grantor from any liability imposed as a result of the election of Newmont to receive Royalty in kind and from any losses incurred as a result of Newmont’s trading and hedging activities. Newmont assumes all responsibility for any shortages which occur as a result of Newmont’s anticipation of credits to its account in advance of an actual deposit or credit to its account by a refiner or mint.

(F)

When royalties are paid in kind, they will not reflect the costs deductible in calculating “Net Smelter Returns” under this Deed. Within 15 days of the receipt of a statement showing charges incurred by Grantor for transportation, smelting or other deductible costs, Newmont shall remit to Grantor full payment for such charges. If Newmont does not pay such charges when due, Grantor shall have the right, at its election, to deduct the gold or silver equivalent of such charges from the ounces of gold or silver bullion to be credited to Newmont in the following month.

(ii)

In Cash. If Newmont elects to receive its Royalty for Precious Metals in cash, and as to Royalty payable on Other Minerals, payments shall be payable on or before the twenty-fifth (25th) day of the month following the calendar month in which the Minerals subject to the Royalty were shipped to the Payor by Grantor. For purposes of calculating the cash amount due to Newmont, Precious Metals and Other Minerals will be deemed to have been sold or otherwise disposed of at the time refined production from Property is delivered, made available, or credited to Grantor by a mint or refiner. The price used for calculating the cash amount due for Royalty on Precious Metals or Other Minerals shall be determined in accordance with Section 2(a) and (b) as applicable. Grantor shall make each Royalty payment to be paid in cash by delivery of a check or draft payable to Newmont and delivering the check to Newmont at its address listed in Section 11(i). Newmont hereby waives and agrees to hold Grantor harmless against, and binds its successors and assigns to waive and hold Grantor harmless against, any claim by any other party to any Royalty paid by Grantor as herein provided.

(iii)

Detailed Statement. All Royalty payments or credits shall be accompanied by a detailed statement explaining the calculation thereof together with any available settlement sheets from the Payor.

(b)

Monthly Reconciliation.

(i)

On or before the 25th day of the month, Grantor shall make an interim settlement based on the information then available of such Royalty, either in cash or in kind, whichever is applicable, by paying (A) not less than one hundred percent (100%) of the anticipated final settlement of Precious Metals in kind Royalty payments and (B) not less than ninety-five percent (95%) of the anticipated final settlement of cash Royalty payments.

(ii)

The parties recognize that a period of time exists between the production of ore, the production of doré or concentrates from ore, the production of refined or finished product from doré or concentrates, and the receipt of Payor’s statements for refined or finished product. As a result, the payment of Royalty will not coincide exactly with the actual amount of refined or finished product produced from the Property for the previous month. Grantor will provide final reconciliation promptly after settlement is reached with the Payor for all lots sold or subject to other disposition in any particular month.

(iii)

In the event that Newmont has been underpaid for any provisional payment (whether in cash or in kind), Grantor shall pay the difference in cash by check and not in kind with such payment being made at the time of the final reconciliation. If Newmont has been overpaid in the previous calendar quarter, Newmont shall make a payment to Grantor of the difference by check. Reconciliation payments shall be made on the same basis as used for the payment in cash pursuant to Section 4(a)(ii).

(c)

Hedging Transactions. All profits and losses resulting from Grantor’s sales of Precious Metals, or Grantor’s engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions including trading transactions designed to avoid losses and obtain possible gains due to metal price fluctuations (collectively, “hedging transactions”) are specifically excluded from Royalty calculations pursuant to this Deed. All hedging transactions by Grantor and all profits or losses associated therewith, if any, shall be solely for Grantor’s account.

The Royalty payable on Precious Metals or Other Minerals subject to hedging transactions shall be determined as follows:

(i)

Affecting Precious Metals. The amount of Royalty to be paid on all Precious Metals subject to hedging transactions by Grantor shall be determined in the same manner as provided in Sections 2 and 3(a), with the understanding that the average monthly spot price shall be for the calendar month preceding the calendar month during which Precious Metals subject to hedging transactions are shipped by Grantor to the Payor.

(ii)

Affecting Other Minerals. The amount of Royalty to be paid on all Other Minerals subject to hedging transactions by Grantor shall be determined in the same manner as provided in Sections 2 and 3(b), with the understanding that the average monthly spot price shall be for the calendar month preceding the calendar month during which Other Minerals subject to hedging transactions are shipped to the Payor.

(d)

Commingling. Grantor shall have the right to commingle Minerals from the Property with minerals from other properties. Before any Precious Metals or Other Minerals produced from the Property are commingled with minerals from other properties, the Precious Metals or Other Minerals produced from the Property shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, commercial minerals and other appropriate content. Representative samples of the Precious Metals or Other Minerals shall be retained by Grantor and assays (including moisture and penalty substances) and other appropriate analyses of these samples shall be made before commingling to determine gross metal content of Precious Metals or gross metal or mineral content of Other Minerals. Grantor shall retain such analyses for a reasonable amount of time, but not less than eighteen (18) months, after receipt by Newmont of the Royalty paid with respect to such commingled Minerals from the Property; and shall retain such samples taken from the Property for seven (7) days after collection.

(e)

No Obligation to Mine. Grantor shall have sole discretion to determine the extent of its mining of the Property and the time or the times for beginning, continuing or resuming mining operations with respect thereto. Grantor shall have no obligation to Newmont or otherwise to mine any of the Property.

5.

Books, Records, Inspections, Confidentiality and Press Releases.

(a)

Not later than February1 following the end of each calendar year, Grantor shall provide Newmont with an annual report of activities and operations conducted with respect to the Property during the preceding calendar year. Such annual report shall include details of: (i) the preceding year’s activities with respect to the Property; (ii) ore reserve data for the calendar year just ended; and (iii) estimates of anticipated production and estimated remaining ore reserves with respect to proposed activities for the Property for the current calendar year. In addition, Newmont shall have the right, upon reasonable notice to Grantor, to inspect and copy all books, records, technical data, information and materials (the “Data”) pertaining to Grantor’s activities with respect to the Property; provided that such inspections shall not unreasonably interfere with Grantor’s activities with respect to the Property. Grantor makes no representations or warranties to Newmont concerning any of the Data or any information contained in the annual reports, and Newmont agrees that if it elects to rely on any such Data or information, it does so at its sole risk. Reports due pursuant to this Section 5(a) shall be sent to:

Newmont Mining Corporation

337 W. Commercial Street

Elko, Nevada 89801

Attn:

Exploration Manager

Telecopier No.:

(775) 738-8506

Telephone No.: (775) 738-2500

Newmont may change such address from time to time by notice to Grantor.

(b)

Newmont shall have the right to audit the books and records pertaining to production from the Property and contest payments of Royalty for 24 months after receipt by Newmont of the payments to which such books and records pertain. Such payments shall be deemed conclusively correct unless Newmont objects to them in writing within 24 months after receipt thereof

(c)

Newmont shall have the right, upon reasonable notice, to inspect the facilities associated with the Property. Such inspection shall be at the sole risk of Newmont, and Newmont shall indemnify Grantor from any liability caused by Newmont’s exercise of inspection rights.

(d)

Newmont shall not, without the prior written consent of Grantor, which shall not be unreasonably withheld, knowingly disclose to any third party data or information obtained pursuant to this Deed which is not generally available to the public; provided, however, Newmont may disclose data or information so obtained without the consent of Grantor: (i) if required for compliance with laws, rules, regulations or orders of a governmental agency or stock exchange; (ii) to any of Newmont’s contractors or consultants; (iii) to any third party to whom Newmont, in good faith, anticipates selling or assigning Newmont’s interest in the Property; (iv) to a prospective lender, or (v) to a party which Newmont or an affiliate contemplates a merger, amalagamation or other corporate reorganization, provided however, that any such third party to whom disclosure is made has a legitimate business need to know the disclosed information, and shall first agree in writing to protect the confidential nature of such information to the same extent Newmont is obligated under this subsection.

(e)

Subject to its rights and obligations under Section 5(d) above, Newmont shall not issue any press releases pertaining to the Property except upon giving Grantor three (3) days advance written notice of the contents thereof, and Newmont shall make any reasonable changes to such proposed press releases requested by Grantor. Newmont shall not, without

Grantor’s consent, issue any press release that implies or infers that Grantor endorses or joins in Newmont’s statements or representations contained in any press release.

6.

Records and Audits. Grantor’s records of all mining and milling operations on the Property, and its records with respect to commingling of production from the Property, shall be available for Newmont’s or its authorized agents’ inspection and/or audit upon reasonable advance notice and during normal business hours. If any such audit or inspection reveals that Royalty payments for any calendar year are underpaid by more than five percent, Grantor shall reimburse Newmont for its reasonable costs incurred in such audit or inspection. Newmont shall be entitled to enter the mine workings and structures on the Property at reasonable times upon reasonable advance notice for inspection thereof, but Newmont shall so enter at its own risk and shall indemnify and hold Grantor and its affiliates harmless against and from any and all loss, costs, damage, liability and expense (including but not limited to reasonable attorneys’ fees and costs) by reason of injury to Newmont or its agents or representatives or damage to or destruction of any property of Newmont or its agents or representatives while on the Property on or in such mine workings and structures, unless such injury, damage, or destruction is a result, in whole or in part, of the negligence of Grantor.

7.

New Resources or Reserves. If Grantor establishes a mineral resource or mineral reserve on any of the Property, Grantor shall provide to Newmont the amount of such resource or reserve as soon as practicable after Grantor makes a public declaration with respect to the establishment thereof

8.

Compliance with Law. Grantor shall at all times comply with all applicable federal, state, and local laws, statutes, rules, regulations, permits, ordinances, certificates, licenses and other regulatory requirements, policies and guidelines relating to operations and activities on or with respect to the Property; provided, however, Grantor shall have the right to contest any of the same in good faith.

9.

Stockpiling and Tailings. All tailings, residues, waste rock, spoiled leach materials, and other materials (collectively “Materials”) resulting from Grantor’s operations and activities with respect to the Property shall be the sole property of Grantor, but shall remain subject to the Royalty (calculated and paid in accordance with the terms of this Deed) should the Materials be processed or reprocessed, as the case may be, in the future and result in the production, sale or other disposition of Precious Metals or Other Minerals. Notwithstanding the foregoing, Grantor shall have the right to dispose of any or all such Materials and to commingle the same with other minerals from other properties. In the event Materials from the Property are processed or reprocessed, as the case may be, and regardless of where such processing or reprocessing occurs, the Royalty payable thereon under this Deed shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

10.

Real Property Interest and Relinquishment of Property. The Net Smelter Return Royalty shall attach to any amendments, relocations or conversions of any mining claims or leases comprising the Property, or to any renewals or extensions of leases thereof The Net Smelter Return Royalty shall be a real property interest that runs with the Property and shall be applicable to Grantor and its successors and assigns of the Property. If the Grantor surrenders or relinquishes any of the Property, but reacquires any such properties within a period of five years after the effective date of relinquishment or abandonment, such reacquired properties shall be included in the Property from and after the date of such reacquisition.

11.

General Provisions.

(a)

The parties promptly shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

(b)

All covenants, conditions and terms of this Deed shall be of benefit to the parties and run as a covenant with the Property and shall bind and inure to the benefit of the parties hereto and their respective assigns and successors.

(c)

This Deed shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between Grantor and Newmont.

(d)

This Deed may not be modified orally, but only by written agreement executed by Grantor and Newmont.

(e)

Time is of the essence in this Deed.

(f)

This Deed is to be governed by and construed under the laws of the State of Nevada.

(g)

As used in this Deed, the term “Newmont” shall include all of Newmont’s successors-in-interest, including without limitation assignees, partners, joint venture partners, lessees, and when applicable mortgagees and affiliated companies having or claiming an interest in the Property. As used in this Deed, the term “Grantor” shall include all of Grantor’s successors-in-interest, including without limitation assignees, partners, joint venture partners, lessees, and when applicable mortgagees and affiliated companies having or claiming an interest in the Property. As used in this Deed, the term “Party” or “Parties” shall mean one or both, as the case may be, of Grantor and Newmont.

(h)

Assignment of Property. Grantor may convey, transfer, assign, abandon or encumber all or any portion of its interest in the Property only in accordance with Section 2 of the Agreement, and provided that (i) in the event of any such conveyance, transfer or assignment, it shall require the Party or Parties acquiring such interest to assume in a written agreement with Newmont the obligations of this Deed in respect of such interest, and thereupon it shall be relieved of all liability under this Deed as to such interest in the Property, except for liabilities existing on the date of such conveyance, transfer, or assignment; and (ii) in the event of the granting of any mortgage, charge, security interests, lien or other encumbrance (in each case a “Lien”) in any Property, the holder of such encumbrance (a “Lien Holder”) acknowledges in writing that its rights in the Property are subject to the rights of Newmont under this Deed. A Lien Holder shall be free to convey, transfer and assign all or any portion of the Property subject to its Lien, provided that it shall require the Party or Parties acquiring such interest to assume in writing the obligations of this Deed in respect of such interest from and after the date of transfer and thereupon it shall be relieved of all liability under this Deed as to such interest in the

Property. No such conveyance, transfer or assignment by a Lien Holder shall release the Grantor of any liabilities existing on the date of such conveyance, transfer or assignment

(i)

Any notice or other correspondence required or permitted hereunder shall be deemed to have been properly given or delivered when made in writing and hand delivered to the party to whom directed, or when sent by United States certified mail, or electronic facsimile transmission, with all necessary postage or charges fully prepaid, return receipt requested (or in the case of a facsimile, confirmation of delivery), or by overnight mail by a courier that maintains a detailed tracking system, and addressed to the party to whom directed at the following address:

Grantor:

AuEx, Inc.

940 Matley Lane, Suite 17

Reno, Nevada 89502

Attn:

Ron Parratt

Telecopier No.:(775) 784-8185

Newmont:

Newmont Mining Corporation

1700 Lincoln Street, Suite 3600

Denver, Colorado 80203

Attn:

Land Department

Telecopier No.:(303) 837-5851

With a copy to:

Newmont Capital limited

427 Ridge Street, Suite C

Reno, Nevada 89501

Attn:

Royalty Land Manager

Telecopier No.:(775) 784-8185

Either party hereto may change its address for the purpose of notices or communications hereunder by furnishing notice thereof to the other party in compliance with this Section.

Wherefore, this Deed is executed and delivered effective on the day and year above written.

Grantor:
AUEX, INC. A Nevada corporation

By:
Name:
Title:

Newmont:
NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

By:
Name:
Title:

STATE OF __________

)

)ss.

COUNTY OF ______________

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________AUEX, INC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

STATE OF COLORADO

)

)ss.

CITY & COUNTY OF DENVER

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

EXHIBIT 1

TO ROYALTY DEED

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

[Insert description of all Property covered by Minerals Lease and Sublease Agreement as of date Royalty Deed is executed]

EXHIBIT 2

TO ROYALTY DEED

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

AREA OF INTEREST

Pershing County, Nevada

Township 30 North, Range 30 East, MDB&M; Sections 32-35,

Township 29 North, Range 30 East, MDB&M; Sections 2-5, 8-11, 14-17.

EXHIBIT G

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

EXHIBIT H

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

MEMORANDUM OF AGREEMENT

Notice is hereby given that Newmont USA Limited, a Delaware Corporation, d/b/a Newmont Mining Corporation (“Newmont”), and AuEx, Inc., a Nevada corporation (“Grantee”) have entered into a Minerals Lease and Sublease dated effective as of July ___, 2005, covering that certain property situated in Pershing County, Nevada, described in Exhibit 1 attached hereto (the “Property”), and the Area of Interest, as defined in Exhibit 2 hereto. Said Minerals Lease and Sublease, in consideration of certain covenants and agreements set forth therein, including, but not limited to work commitments, provides that Newmont has leased or subleased exclusively to Grantee all of Newmont’s right, title and interest in and to the Property.

The Minerals Lease and Sublease grants to Newmont, a right of first offer on any transfer of Grantee’s interests in the Property or Area of Interest. The Minerals Lease and Sublease also gives Newmont a right to either enter into a joint venture agreement covering the Property and any other real property interests that Grantee holds or acquires within the Area of Interest, or receive a royalty on all mineral production from such properties.

IN WITNESS WHEREOF, this Memorandum has been executed effective as of the date first above written.

NEWMONT USA LIMITED
d/b/a NEWMONT MINING CORPORATION

By:
Name:
Title:

AUEX, INC.

By:
Name:
Title:

STATE OF COLORADO

)

)ss.

CITY & COUNTY OF DENVER

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

STATE OF __________

)

)ss.

COUNTY OF ______________

)

This instrument was acknowledged before me on this ____ day of

, 2005, by _________________________  as ____________________________________AUEX, INC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

Notary Public
My commission expires:__________________

[SEAL]

EXHIBIT 1

TO MEMORANDUM OF AGREEMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

1.

Mining Claims

The following 41 unpatented lode mining claims situated in Pershing County, Nevada in Sections 4 and 10, Township 29 North, Range 30 East, MDB&M:

Claim Name	BLM NMC

Seka 95-112	264542-264559
Seka 1-6, 8-16, 61-64, 73-76	243016-243030, 264508-264511, 264520-264523

2.

Leased Lands (Minerals Lease –  4,396.44 acres)

Newmont’s interest under that certain Minerals Lease (29-OSP-0006) dated August 17,

1987, between Nevada Land and Resource Company LLC, successor in interest to Southern

Pacific Land Company, and Newmont USA Limited, successor in interest to SFP Minerals

Corporation, insofar and only insofar as it pertains to the following property:

Township 30 North, Range 30 East, MDB&M:
Section 27;	All (640 acres)
Section 33;	All (640 acres)
Section 35;	N1/2, SE1/4, N1/2SW1/4 (560 (acres)

Township 29 North, Range 30 East, MDB&M:
Section 3;	Lots 1-4, S1/2N1/2, S1/2 (All, 639.12 acres)
Section 5;	Lots 1-4, S1/2N1/2, S1/2 (All, 637.32 acres)
Section 11;	All (640 acres)
Section 17;	All (640 acres)

3.

Owned Lands —Surface & Minerals – (1,280 acres)

Newmont’s fee ownership interest insofar and only insofar as it pertains to the following property:

Township 29 North, Range 30 East, MDB&M:
Section 9;	All (640 acres)
Section 15;	All (640 acres)

EXHIBIT 2

TO MEMORANDUM OF AGREEMENT

BETWEEN

NEWMONT USA LIMITED d/b/a NEWMONT MINING CORPORATION

AND AUEX, INC.

AREA OF INTEREST

Pershing County, Nevada

Township 30 North, Range 30 East, MDB&M; Sections 32-35,

Township 29 North, Range 30 East, MDB&M; Sections 2-5, 8-11, 14-17.

AMENDMENT TO MINERALS LEASE, SUBLEASE AND AGREEMENT

This AMENDMENT TO MINERALS LEASE, SUBLEASE AND AGREEMENT

(“Amendment”) is dated and effective this 12th day of December 2006, by and between

NEWMONT USA LIMITED, a Delaware corporation doing business in Nevada as NEWMONT MINING CORPORATION (“Newmont”), and AUEX, INC., a Nevada corporation (“AuEx”).

RECITALS

A.

Newmont and AuEx entered into that Minerals Lease, Sublease and Agreement, dated effective as of July 29. 2005 (“Agreement”) covering certain leased lands, unpatented mining claims and fee lands (the “Trinity Silver Project”) situate in Pershing County, Nevada, a Memorandum of which was recorded in the Pershing County Recorder’s Office on August 8,

2005 at Book 397, Pages 243-246.

B.

Newmont and AuEx desire to amend the Agreement, as set forth in this Amendment.

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Newmont and AuEx agree as follows:

AGREEMENT

1.

Exhibit B to the Agreement is deleted, and replaced with a new Exhibit B attached hereto, which expands the Area of Interest under the Agreement, as defined therein.

2.

All references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment.

3.

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms.

4.

This Amendment shall be governed by, interpreted, and enforced in accordance with the laws of the State of Nevada, without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NEWMONT USA LIMITED, doing business in Nevada as NEWMONT MINING CORPORATION		AUEX, INC.

By:	/s/Richard J. Matthews	By:	/s/Ronald L. Parratt
Name:	Richard J. Matthews	Name:	Ronald L. Parratt
Title:	Vice President	Title:	President

EXHIBIT B

TO

MINERALS LEASE AND SUBLEASE BETWEEN

NEWMONT USA LIMITED, d/b/a NEWMONT MINING CORPORATION,

AND AUEX, INC.

AREA OF INTEREST

Pershing County, Nevada

Township 30 North, Range 30 East, MDB&M; Sections 26-28 and 32-35:

Township 29 North, Range 30 East, MDB&M; Sections 2-5, 8-11 and 14-17.

SECOND AMENDMENT OF MINERALS LEASE, SUBLEASE AND AGREEMENT

This Second Amendment of Minerals Lease, Sublease and Agreement (“2nd Amendment“) is made effective the 28th day of July, 2008, by and between NEWMONT USA LIMITED, a Delaware corporation, doing business in Nevada as Newmont Mining Corporation (“Newmont”), and AUEX, INC., a Nevada corporation (“AuEx”).

RECITALS

A.

Newmont and AuEx entered into that Minerals Lease, Sublease and Agreement, dated July 28th, 2005 (“Agreement”), covering certain leased lands, unpatented mining claims and fee lands located in Pershing County, Nevada, a memorandum of which was recorded on August 8, 2005, at Book 397, Pages 243-246.

B.

Newmont and AuEx amended the Agreement on December 12th, 2006 (“Amendment”), said Amendment replaced Exhibit B.

C.

Newmont and AuEx desire to amend the Agreement a second time, as set forth in this 2nd Amendment.

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Newmont and AuEx agree as follows:

1.

Section 3.a. of the Agreement is deleted in its entirety and replaced with the following:

Subject to AuEx’s right to terminate this Agreement pursuant to Section 12 below, AuEx shall make Expenditures (defined below) in the total amount of Two Million One Hundred Thousand Dollars ($2,100,000) on or before the seventh anniversary of this Agreement (“Expenditure Obligation”). AuEx shall make minimum Expenditures in accordance with the following schedule, provided that AuEx must satisfy the full Expenditure Obligation by the seventh anniversary of this Agreement:

Due Date	Minimum Expenditure Amount
On or before January 29, 2007	$75,000
On or before January 29, 2008	an additional $125,000
On or before January 29, 2009	an additional $400,000
On or before July 29, 2009	an additional $100,000
On or before January 29, 2010	an additional $100,000
On or before January 29, 2011	an additional $100,000
On or before January 29, 2012	an additional $100,000

AuEx’s obligation to make Two Hundred Thousand Dollars ($200,000.00) in Expenditures on or before January 29, 2008 is a firm commitment, which will not be excused by any termination of this Agreement.

Excess Expenditures during any period specified above shall be carried forward and credited against the minimum Expenditures required in the subsequent period or periods.

2.

Section 6 of the Agreement is deleted in its entirety and replaced with the following:

Buy-Out Option. At any time while this Agreement is in effect prior to the delivery of a Positive Feasibility Study under Section 5 of this Agreement, AuEx may purchase Newmont’s interest in the Newmont Property by delivering written notice (“Buy-Out Notice”) to Newmont. Within thirty (30) days after delivery of such notice, the parties shall hold a closing at which (i) AuEx pays to Newmont either Five Hundred Thousand Dollars ($500,000.00) in cash by certified check or wire transfer if the Buy-Out Notice was delivered to Newmont prior to July 29th, 2009, or One Million Dollars ($1,000,000.00) in cash by certified check or wire transfer if the Buy-Out Notice was delivered to Newmont on or after July 29th, 2009, (ii) the parties shall execute and deliver to AuEx a Quit Claim Deed and Assignment in the form of Exhibit D hereto, (iii) the parties shall execute and deliver to Newmont a Royalty Deed in the form of Exhibit F hereto, and (iv) this Agreement shall terminate. The Quit Claim Deed and Assignment shall be recorded in the Pershing County records before the Royalty Deed is recorded.

3.

All references in the Agreement to the “Agreement” shall mean the Agreement as amended by the Amendment and this 2nd Amendment.

4.

Except as expressly amended by this 2nd Amendment, and the Amendment, the Agreement shall remain in full force and effect in accordance with its original and terms.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 22 day of September, 2008, to be made effective the 28th day of July 2008.

NEWMONT USA LIMITED:		AUEX, INC.:

By:	/s/Richard J. Matthews	By:	/s/Ronald L. Parratt
	Richard J. Matthews		Ronald L. Parratt
	Vice President		President

THIRD AMENDMENT OF MINERALS LEASE, SUBLEASE, AND AGREEMENT

This Third Amendment of Minerals Lease, Sublease and Agreement (“3rd Amendment”)

is made effective the 28th day of July, 2009, by and between NEWMONT USA

LIMITED, a Delaware corporation, doing business in Nevada as Newmont Mining

Corporation (“Newmont”), and AUEX, INC., a Nevada corporation (“AuEx”).

RECITALS

A.

Newmont and AuEx entered into that Minerals Lease, Sublease and

Agreement, dated July 28th, 2005 (“Agreement”), covering certain leased lands, unpatented mining claims and fee lands located in Pershing County, Nevada, a memorandum of which was recorded on August 8, 2005, at

Book 397, Pages 243-246.

B.

Newmont and AuEx amended the Agreement on December 12, 2006 (“Amendment”), said Amendment replaced Exhibit B; and Newmont and

AuEx amended the Agreement on July 28, 2008, (“Second Amendment”).

C.

Newmont and AuEx desire to amend the Agreement a third time, as set forth in this 3rd Amendment.

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Newmont and AuEx agree as follows:

1.

Section 6 of the Agreement is deleted in its entirety and replaced with the following:

Buy-Out Option. At any time this Agreement is in effect prior to the delivery of a Positive Feasibility Study under Sections of the Agreement, AuEx may purchase Newmont’s interest in the Newmont Property by delivering written notice (“Buy-Out Notice”) to Newmont on or before December 31st, 2009. Within thirty (30) days after delivery of such notice, the parties shall hold a closing at which (i) AuEx pays to Newmont either Five Hundred Thousand Dollars ($500,000.00) in cash or acceptable consideration, or One Million Dollars ($1,000,000.00) in cash or acceptable consideration if the Buy-Out Notice was delivered to Newmont after December 31, 2009, (ii) the parties shall execute and deliver to AuEx a Quit Claim Deed and Assignment in the form of Exhibit D hereto, (iii) the parties shall execute and deliver to Newmont a Royalty Deed in the form of Exhibit F hereto, and (iv) this Agreement shall terminate. The Quit Claim Deed and Assignment shall be recorded in the Pershing County records before the Royalty Deed is recorded.

2.

All references in the Agreement to the “Agreement” shall mean the

Agreement as previously amended.

3.

Except as expressly amended by this 3rd Amendment, the Agreement as previously amended shall remain in full force and effect in accordance with its original and terms.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 28th day of July, 2009, to be made effective the 28th day of July, 2009.

NEWMONT USA LIMITED:		AUEX, INC.:

By:	/s/Richard J. Matthews	By:	/s/Ronald L. Parratt
	Richard J. Matthews		Ronald L. Parratt
	Vice President		President

EXHIBIT A-2

Exploration Earn-in Agreement

Trinity Silver Project, Pershing County, Nevada

Lands Currently Under Agreement by AuEx

Mining Claims

The following 59 unpatented lode mining claims situated in Pershing County, Nevada in Sections 4, 10 and 16, Township 29 North, Range 30 East, MDB&M:

Claim Name	BLM NMC

Seka 95-112	264542-264559
Seka 1-6, 8-16, 61-64, 73-76	243016-243030, 264508-264511, 264520-264523
TS-1 to 18	930542-930559

Leased Lands (Minerals Lease — 4,396.44 acres)

Newmont’s interest under that certain Minerals Lease (29-OSP-0006) dated August 17,

1987, between Nevada Land and Resource Company LLC, successor in interest to Southern

Pacific Land Company, and Newmont USA Limited, successor in interest to SFP Minerals

Corporation, insofar and only insofar as it pertains to the following property:

Township 30 North, Range 30 East, MDB&M:
Section 27;	All (640 acres)
Section 33;	All (640 acres)
Section 35;	N1/2, SE1/4, N1/2SW1/4 (560 (acres)

Township 29 North, Range 30 East, MDB&M:
Section 3;	Lots 1-4, S1/2N1/2, S1/2 (All, 639.12 acres)

Section 5;	Lots 1-4, S1/2N1/2, S1/2 (All, 637.32 acres)
Section 11;	All (640 acres)
Section 17;	All (640 acres)

Owned Lands —Surface & Minerals — (1,280 acres)

Newmont’s fee ownership interest insofar and only insofar as it pertains to the following property:

Township 29 North, Range 30 East, MDB&M:
Section 9;	All (640 acres)
Section 15;	All (640 acres)

EXHIBIT B

“Exploration and Development Expenses” shall mean and include all costs or fees, expenses, liabilities and charges paid, incurred or occurred by LMC which are related to the Property, including without limitation:

(a)

All costs and expenses incurred in conducting exploration and prospecting activities on or in connection with the Property, including, without limitation, the active pursuit of required federal, state or local authorizations or permits and the performance of required environmental protection or reclamation obligations, the building, maintenance and repair of roads, drill site preparation, drilling, tracking, sampling, trenching, digging test pits, shaft sinking, acquiring, diverting and/or transporting water necessary for exploration, logging of drill holes and drill core, completion and evaluation of geological, geophysical, geochemical or other exploration data and preparation of interpretive reports, and surveying and laboratory costs and charges (including assays or metallurgical analyses and tests);

(b)

All expenses incurred in conducting development activities on or in connection with the Property, the active pursuit of required federal, state or local authorization or permits and the performance of required environmental protection or reclamation obligations, pre-stripping and stripping, the construction and installation of a mill, leach pads or other beneficiation facilities for valuable minerals, and other activities, operations or work performed in preparation for the removal or testing of valuable minerals from the Property;

(c)

All costs of acquiring additional interests in real property within the Area of Interest, to the extent such interests become subject to this Agreement, including without limitation costs and expenses incurred by LMC in conducting negotiations and due diligence, attorneys’ fees and all amounts paid by LMC to third parties in acquiring such interests;

(d)

All costs incurred in performing any reclamation or other restoration or clean-up work required by any federal, state or local agency or authority, and all costs of insurance obtained or in force to cover activities undertaken by or on LMC’s behalf on the Property;

(e)

Salaries, wages, expenses and benefits of LMC’s employees or consultants engaged in operations directly relating to the Property, including salaries and fringe benefits of those who are temporarily assigned to and directly employed on work relating to the Property for the periods of time such employees are engaged in such activities and reasonable transportation expenses for all such employees to and from their regular place of work to the Property;

(f)

All costs incurred in connection with the preparation of pre-feasibility or feasibility studies and economic and technical analyses pertaining to the Property, whether carried out by LMC or by third parties under contract with LMC;

(g)

Taxes and assessments, other than income taxes, assessed or levied upon or against the Property or any improvements thereon situated thereon for which LMC is responsible or for which LMC reimburses AuEx;

(h)

Costs of material, equipment and supplies acquired, leased or hired, for use in conducting exploration or development operations relating to the Property; provided, however, that equipment owned and supplied by LMC shall be chargeable at rates no greater than comparable market rental rates available in the area of the Property;

(i)

Costs and expenses of establishing and maintaining field offices, camps and housing facilities; and

(j)

Costs incurred by LMC in examining and curing title to any part of the Property, in maintaining the Property, whether through the performance of assessment work, the payment of claim maintenance fees or otherwise, in making required payments or performing other required obligations under any underlying agreements, in satisfying surface use or damage obligations to landowners, or in conducting any analyses of the environmental conditions at the Property.

EXHIBIT C

AuEx as operator or contractor prior to LMC vesting

At LMC’s discretion they may elect to have AuEx carry out all or parts of a work program.

1.

Compensation and Payment

(a)

AuEx will charge at cost consistent with their current schedule of charges applied to all projects plus a 5% overhead.

(b)

LMC will be given a quarterly cash call and a monthly statement of expenditures.

(c)

Cash calls are due in 10 days and delinquent after 30 days. In the event of non-payment after 30 days then this agreement is automatically in default. The remedy will include a service charge of 12% annualized interest rate calculated from the day due.

2.

Warranty. AuEx Inc. warrants that it shall perform its services in accordance with the standards of care and diligence normally practiced by members of the profession performing exploration services of a similar nature under similar circumstances.

3.

Liability Insurance. AuEx will maintain a minimum of US$1 million in general liability and bodily injury insurance

4.

Indemnity. All indemnity provisions and rights provided in the main body of this agreement are in full force and effect.

5.

Other. Services performed under this general agreement are in full force and effect regardless of whether AuEx is operator, contractor, or not. Confidentiality, Force Majure, Compliance, Arbitration and all other aspects of the overall agreement are in effect.

EXHIBIT D

NET SMELTER RETURN ROYALTY

1

For the purposes of this Agreement the term “NSR” or “Net Smelter Returns” shall mean the actual proceeds received from any independent custom smelter, mint or other purchaser for the sale of all minerals, metals or concentrates extracted and derived from the ore mined from the Property after deducting therefrom all charges and penalties for smelting and refining and the cost of transportation (to the smelter and thereafter to the mint), insurance premiums, sampling and assaying charges incurred after the minerals, metals or concentrates have left the Property and all appropriate mint charges.

2.

Within ninety (90) days following the end of each calendar year, commencing with the year in which the Property is brought into Commercial Production (as that term is used in the Model Form 5A), the operator of the mine (the “Operator”) shall deliver to the non-operator a statement of the Net Smelter Returns for the said calendar year, duly certified by an independent Chartered Accountant appointed by the Operator for such purposes, together with payment of the royalty, if any, determined as aforesaid. The non-operator shall have the right within a period of three (3) months from receipt of the audited statements to conduct an independent audit at its own cost and expense, the right to review the Operator’s books and records relating thereto and an opportunity to discover issues raised with the Operator’s auditors.

3.

If any portion of the minerals, metals or concentrates extracted and derived from the ore mined from the Property are sold to a purchaser owned or controlled by the Operator or treated by a smelter owned or controlled by the Operator, the actual proceeds received shall be deemed to be an amount equal to what could be obtained from a purchaser or a smelter not so owned or controlled in respect of minerals, metals or concentrates, as applicable, of like quality and quantity, after deducting therefrom a charge equal to the transportation cost which would have been incurred had the material been transported to such third party purchaser or smelter.